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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DigitalGlobe, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:	April 17, 2014

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders of DigitalGlobe, Inc., to be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Wednesday, May 28, 2014, at 9:00 a.m. Mountain Time. The formal Notice of Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please ensure that your shares are represented by voting in advance of the meeting as instructed on the Notice of Internet Availability of Proxy Materials, on the Internet, via a toll-free number or, if you request a paper or email copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you submit your proxy without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe. We look forward to seeing you on Wednesday, May 28, 2014.

Sincerely,

Jeffrey R. Tarr
 President and Chief Executive Officer
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503
(303) 684-4000

1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2014

To the Stockholders of DigitalGlobe, Inc.:

        The 2014 Annual Meeting of Stockholders of DigitalGlobe, Inc. will be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Wednesday, May 28, 2014, at 9:00 a.m. Mountain Time for the following purposes:

  1.
  To vote for the election of the three Class II director nominees named in the accompanying Proxy Statement, each for a three-year term expiring at our Annual Meeting in 2017 and until their respective successors are duly elected and qualified;

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Proxy Statement more fully describes these proposals.

        The Board of Directors has fixed the close of business on April 1, 2014, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        The Company has elected to take advantage of the U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, on or about April 17, 2014, we mailed to most of our stockholders at the close of business on Monday, April 1, 2014, a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2013 Annual Report and authorize how your shares are voted at the Annual Meeting. All other stockholders will receive a copy of these materials by mail (or by email for those stockholders who have requested electronic delivery). If you received a Notice of Internet Availability of Proxy Materials and desire a paper copy of the Proxy Statement and 2013 Annual Report, you may request one by following the instructions on the Notice of Internet Availability of Proxy Materials.

        Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions, via the Internet or the telephone, as promptly as possible by following the instructions in the proxy materials you received in order to ensure your representation at the Annual Meeting. Alternatively, if you received a paper copy of the Proxy Statement and 2013 Annual Report, you may submit your proxy or voting instructions by marking, dating, signing and returning the proxy card or voting instruction form accompanying those materials in the pre-addressed return envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary DigitalGlobe, Inc. Longmont, Colorado
April 17, 2014

DIGITALGLOBE, INC.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 28, 2014

        We are providing you with this Proxy Statement in connection with the solicitation of proxies to be used at our 2014 Annual Meeting of Stockholders ("Annual Meeting") of DigitalGlobe, Inc. The Annual Meeting will be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Wednesday, May 28, 2014, at 9:00 a.m. Mountain Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures. As used in this Proxy Statement, "we," "us," "our," "DigitalGlobe" or the "Company" refer to DigitalGlobe, Inc., a Delaware corporation.

        We are also furnishing a copy of our Annual Report on Form 10-K for the year ended December 31, 2013, which includes our 2013 financial statements.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2014

        This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 are available on the Internet at http://www.proxyvote.com.

        Pursuant to the rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to most of our stockholders of record. Brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability. Stockholders who did not receive a Notice of Internet Availability will receive a copy of the proxy materials by mail (or by email for those stockholders who have requested electronic delivery). We intend to mail the Notice of Internet Availability or otherwise furnish our proxy materials for the Annual Meeting, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013, on or about April 17, 2014 to all stockholders entitled to notice of and to vote at the Annual Meeting.

        Stockholders who receive a Notice of Internet Availability will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a paper copy of the proxy materials by mail or electronic copy by email on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability.

        The Notice of Internet Availability will also identify: the date, the time and the location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an email address, and a website where stockholders can request to receive, free of charge, a paper or email copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the Annual Meeting and vote in person should stockholders choose to do so.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND
THESE PROXY MATERIALS

When and where is the Annual Meeting?

        The Annual Meeting will be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Wednesday, May 28, 2014, at 9:00 a.m. Mountain Time.

What matters will be voted on at the Annual Meeting?

        The following matters will be voted on at the Annual Meeting:

Proposal No. 1:	The election of three Class II director nominees (General Howell M. Estes III (USAF Ret.), Kimberly Till and Eddy Zervigon) to the Board of Directors, each for a three-year term expiring at our Annual Meeting in 2017 and until their respective successors are duly elected and qualified;
Proposal No. 2:	The approval, on an advisory basis, of the compensation of the Company's named executive officers; and
Proposal No. 3:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote:

  •
  FOR the election of each of the three Class II director nominees named in Proposal No. 1 (General Howell M. Estes III (USAF Ret.), Kimberly Till, and Eddy Zervigon) to the Board of Directors;

  •
  FOR Proposal No. 2, the approval, on an advisory basis, of the compensation of the Company's named executive officers; and

  •
  FOR Proposal No. 3, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

Who can attend the Annual Meeting?

        All stockholders as of the close of business on April 1, 2014, the record date, can attend the Annual Meeting. You will need a valid picture identification to be admitted. If your shares are held through a broker, bank or nominee (that is, in "street name"), you are considered the beneficial holder of such shares and if you would like to attend the Annual Meeting, you will need to contact your bank, broker or nominee and request a "legal proxy". You must bring the legal proxy to the Annual Meeting along with your valid picture identification. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance by following the "Advance Registration Instructions" included in these proxy materials.

How many shares can vote?

        Common Stock.    Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting. As of the close of business on the record date, April 1, 2014, 75,434,181 shares of our common stock were outstanding.

        Preferred Stock.    Each share of our Series A Convertible Preferred Stock outstanding on the record date is entitled to one vote on each of the three director nominees and on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting on an as-converted basis, together as a single class with the holders of common stock, based on the number of shares of common stock into which such holder's shares of Series A Convertible Preferred Stock is convertible on the record date. As of the close of business on the record date, April 1, 2014, the outstanding shares of our Series A Convertible Preferred Stock were convertible into 3,056,935 shares of our common stock.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

If I am a stockholder of record, how can I vote my shares?

        You can vote your proxy by mail, the Internet, telephone, or in person at the Annual Meeting. You have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxyholders to vote your shares according to your instructions in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on Tuesday, May 27, 2014, the day before the Annual Meeting.

  •
  By mail.  If you are a stockholder of record and requested and received a printed copy of the proxy materials, you may vote your proxy by mail. Simply mark your proxy card, date and sign it, and return it to the Company in the postage-paid envelope provided. If you vote by mail, the persons named on the proxy card (your "proxyholders") will vote your shares in the manner you indicate. You may specify whether your shares should be voted "FOR" or "AGAINST" each of the director nominees or other proposals to be voted on at the Annual Meeting or whether you abstain from voting on any of those director nominees or proposals.

  •
  By the Internet.  Go to the website www.proxyvote.com and follow the on-screen instructions. Have your proxy card or Notice of Internet Availability available when you access the website. Follow the prompts to vote your shares. PLEASE DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

  •
  By telephone.  Use any touch-tone telephone and dial 1-800-690-6903 in the United States to vote your proxy. Have your proxy card or Notice of Internet Availability available when you call. Follow the voting instructions to vote your shares. PLEASE DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE.

  •
  In person.  If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If I hold shares in street name, how can I vote my shares?

        If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the directions your broker, bank or nominee provides you. If you desire to attend in person and vote shares held in "street name" at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee, giving you the right to vote the shares at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

        If you vote by mail, sign your proxy card, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted "FOR" the election of each of the three director nominees under Proposal No. 1, "FOR" approval, on an advisory basis, of the compensation of our named executive officers under Proposal No. 2, and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP under Proposal No. 3.

May I revoke my proxy?

        You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may change or revoke your proxy by:

  •
  notifying our Corporate Secretary, Daniel L. Jablonsky, in writing at 1601 Dry Creek Drive, Suite 260, Longmont, CO 80503;

  •
  signing and returning a later-dated proxy card;

  •
  submitting a new proxy electronically via the Internet or by telephone; or

  •
  voting in person at the Annual Meeting.

        If you are the beneficial owner of shares held in "street name" by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

        Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

How will voting on any other business be conducted?

        Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our General Counsel and Corporate Secretary, and Yancey L. Spruill, our Chief Financial Officer, to vote in their discretion on those matters.

Who will count the vote?

        The Chairman of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

Who will bear the cost of soliciting votes?

        The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

        If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

        The holders of a majority of the shares of our common stock and Series A Convertible Preferred Stock outstanding on the record date and entitled to vote, present in person or represented by proxy constitute a quorum at the Annual Meeting. Because there were 78,491,116 shares of Common Stock, including the Series A Convertible Preferred Stock on an as-converted basis, entitled to vote as of the record date, we will need holders of at least 39,245,559 shares present in person or by proxy at the Annual Meeting for a quorum to exist.

What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—Election of three Class II director nominees (General Howell Estes III (USAF Ret.), Kimberly Till and Eddy Zervigon) to the Board of Directors.	The affirmative vote of a majority of votes cast in an uncontested election; Plurality of votes cast in a contested election. This year's election will be considered uncontested so majority voting will apply.	No
Proposal No. 2—Approval, on an advisory basis, of the compensation of the Company's named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	No
Proposal No. 3—Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.	Yes

        If any of the director nominees named in Proposal No. 1, each of whom is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a "holdover director." However, under our Amended and Restated Bylaws ("Bylaws"), any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Governance and Nominating Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will "broker non-votes" and abstentions be treated?

        Broker Non-Votes.    If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote the shares with respect to "discretionary"

items but will not be permitted to vote the shares with respect to "non-discretionary" items. Proposal No. 1 and Proposal No. 2 are considered "non-discretionary" and Proposal No. 3 is considered "discretionary." Accordingly, if you do not submit voting instructions to your broker and your broker exercises discretion to vote your shares on Proposal No. 3 (ratification of appointment of independent registered public accounting firm), your shares will be considered "broker non-votes" on each of Proposal No.1 and Proposal No. 2. Broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of either of these proposals.

        Abstentions.    A properly executed proxy marked "ABSTAIN" will be counted as present or represented and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal No. 1, proxies marked "ABSTAIN" with respect to a director nominee will not be counted as votes cast on the election of the director nominee and therefore will not be counted in determining the outcome of the director's election. However, for Proposal No. 2 and Proposal No. 3, since abstentions are treated as shares present and represented and entitled to vote on that proposal, proxies marked "ABSTAIN" on either of these proposals will have the same effect as a vote "AGAINST" the proposal.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2015 Annual Meeting?

        Advance Notice Procedures.    Under our Bylaws, business, including director nominations, may be brought before an annual meeting of stockholders if it is specified in the notice of the meeting or is otherwise brought before the meeting by, or at the discretion of, the Board of Directors or by a stockholder entitled to vote at such meeting who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year's annual meeting of stockholders. However, in the event that an annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered not later than the close of business on the 10th day following the day on which we gave notice or made public disclosure of the date of the annual meeting, whichever occurred first. If our 2015 annual meeting of stockholders is held within 25 days before or after May 28, 2015, a stockholder must deliver notice of business, including director nominations, to be brought before the 2015 annual meeting of stockholders no earlier than the close of business on January 28, 2015, and no later than the close of business on February 27, 2015. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year's Proxy Statement.

        Stockholder Proposals for the 2015 Annual Meeting.    If you are submitting a proposal to be included in next year's Proxy Statement, you may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). Stockholder proposals submitted for inclusion in next year's Proxy Statement must be received by our Corporate Secretary at our executive offices no later than December 15, 2014. In the event that we elect to hold our 2015 annual meeting of stockholders more than 30 days before or after May 28, 2015, such stockholder proposals must be received by us within a reasonable time before we begin to print and send our proxy materials for the 2015 annual meeting of stockholders.

How do I obtain a copy of the Annual Report on Form 10-K that DigitalGlobe filed with the SEC?

        A copy of our most recent Annual Report on Form 10-K has been furnished with the proxy materials. If you desire a paper or email copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or you may access it on our Investor Relations website at http://investor.digitalglobe.com.

PROXY PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

        As of April 17, 2014, the Board of Directors consists of ten directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At this year's Annual Meeting, we will be electing three directors, each to serve a term of three years expiring at our 2017 Annual Meeting and until his or her successor is duly elected and qualified. The nominees are General Howell M. Estes III (USAF Ret.), Ms. Kimberly Till and Mr. Eddy Zervigon.

        Each of the nominees standing for election is presently a Class II member of the Board of Directors. The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors.

        General Michael P.C. Carns (USAF Ret.), currently a Class II director with a term set to expire at the Annual Meeting, is not standing for re-election. The remaining six directors whose terms do not expire at the Annual Meeting are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified. Effective upon the election to our Board of Directors of the three Class II directors named below, the number of directors constituting our Board of Directors will be reduced to nine.

        If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

        Each of the nominees has consented to be named in this Proxy Statement and to serve if elected. It is the policy of the Board of Directors that all directors are encouraged to attend the Annual Meeting. Such attendance is not mandatory. General Estes and Mr. Tarr attended last year's Annual Meeting.

        Following is biographical information about each nominee and each director.

Information Regarding Nominees (as of April 17, 2014)

        General Howell M. Estes III (USAF Ret.), age 72, joined the Board of Directors in 2007, and in February 2011 was elected to serve as Chairman of the Board. Since 1998, General Estes has been the President of Howell Estes & Associates, Inc., a consulting firm engaged primarily by aerospace companies worldwide. General Estes previously served on the Board of Trustees for The Aerospace Corporation, a provider of technical and scientific research, development, and advisory services to national-security space programs, and now serves on the Boards of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security, and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's JFK School of Government.

        In considering the eligibility of General Estes for nomination to the Board of Directors, the Board of Directors noted that General Estes brings a combination of military and defense experience, and general business experience, that make him uniquely qualified to contribute to matters involving the Company's defense and intelligence business segment, including the EnhancedView program. In addition, General Estes has significant board of director experience and key leadership experience gained from his military career. The Board of Directors also noted that General Estes possesses the security clearances necessary to allow him to be briefed on the Company's classified business, thus allowing the Board of Directors to have insight into all aspects of the Company's business.

        Kimberly Till, age 58, joined the Board of Directors in October 2010. From September 2012 until January 2014, Ms. Till was the Interim CEO of Morf Media, a gamification and enterprise learning company and since January 2014, Ms. Till has served as the Chairman of Morf Media. Prior to Morf Media, Ms. Till was a director and President and Chief Executive Officer of Harris Interactive, a global leader in custom market research and publishers of The Harris Poll, from October 2008 through June 2011. Ms. Till was responsible for the global management of the company, which included operations in the U.S., Canada, Europe, and Asia. From 2006 to 2008, Ms. Till was President then Chief Executive Officer of the North America Custom business of Taylor Nelson Sofres, a global market research company. From 2003 to 2006, Ms. Till served as Vice President of the U.S. then the Worldwide Media and Entertainment Group, Communications Sector, at Microsoft. Earlier in her career, Ms. Till served as Senior Vice President of International Operations and General Manager of AOL International, and as Senior Vice President of Strategic Planning and Marketing for Sony Corporation of America. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke University Law School.

        In considering Ms. Till for nomination to the Board of Directors, the Board of Directors noted that Ms. Till brings significant experience in commercializing and delivering content at companies including Morf Media, Harris Interactive, Sony and Microsoft, and that such experience has value to the Company as it continues to develop its commercial business unit. The Board of Directors also noted Ms. Till's extensive experience in doing business in Europe, Asia and Latin America.

        Eddy Zervigon, age 45, was a director of the Company from 2004 until January 31, 2013 and re-joined the Board of Directors on March 1, 2014 upon the recommendation of the Company's Governance and Nominating Committee. He is currently a Principal at the investment firm Alta Loma Energy, and from 1997 to February 2012, he worked for Morgan Stanley & Co. Incorporated, most recently as a Managing Director of its Principal Investments Group. Mr. Zervigon also serves as a director of Bloom Energy and has previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital. Mr. Zervigon has a Bachelor's degree in Accounting and a Master's degree in Tax from Florida International University and also has a Master in Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Zervigon is also a certified public accountant.

        In considering the eligibility of Mr. Zervigon for nomination to the Board of Directors, the Board of Directors noted that Mr. Zervigon brings significant institutional knowledge regarding the Company, having served on the Board of Directors from 2004 to January 2013. The Board of Directors also noted Mr. Zervigon's financial qualifications which have significant merit in contributing to the overall level of financial reporting experience on the Board of Directors. Mr. Zervigon has also demonstrated through past performance his willingness and ability to commit necessary time and resources to Company matters.

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees set forth above.

 Information Regarding Other Directors (as of April 17, 2014)

        Below is a list of the members of the Board of Directors whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting. General Michael P.C. Carns (USAF Ret.), currently a Class II director with a term set to expire at the Annual Meeting, is not standing for re-election.

Name	Age	Position	Term Expiration
Martin C. Faga	72	Class III Director	2015
Lawrence A. Hough	70	Class III Director	2015
Warren C. Jenson	57	Class III Director	2015
Nick S. Cyprus	60	Class I Director	2016
Jeffrey R. Tarr	51	Class I Director	2016
James M. Whitehurst	46	Class I Director	2016

        Nick S. Cyprus, age 60, joined the Board of Directors in June 2009. From December 2006 to March 2013, Mr. Cyprus was Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Reader's Digest Association, Inc. and is the Chairman of its Audit Committee. Mr. Cyprus holds a Master of Business Administration from New York University's Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

        In considering Mr. Cyprus for continued service on the Board of Directors, the Board of Directors noted that Mr. Cyprus brings extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his most recent position with General Motors Company. In addition, Mr. Cyprus is a certified public accountant. The Board of Directors also took note of the fact that Mr. Cyprus' contributions to the Company since he joined the Board of Directors, including his service as Chair of the Audit Committee, were significant, particularly with regard to execution of certain financial risk management and financial oversight responsibilities. The Board of Directors believes that Mr. Cyprus' skills and experience continue to significantly contribute to the expertise of the Board of Directors.

        Martin C. Faga, age 72, joined the Board of Directors in January 2013. Previously, from August 2006 to January 2013 Mr. Faga served on the Board of Directors of GeoEye and was appointed to our Board of Directors in accordance with the terms of the Company's Agreement and Plan of Merger, dated as of July 22, 2012, between the Company and GeoEye. Since April 2010, Mr. Faga has been a director of Inmarsat Government U.S., a wholly owned subsidiary of Inmarsat plc, a British mobile satellite company. Since 2009, Mr. Faga has served as a director of Thomson Reuters Special Services, a wholly owned subsidiary of Thomson Reuters Corp. From May 2000 to November 2012, Mr. Faga served on the Board of Trustees for the MITRE Corporation, a non-profit organization for which he served as President and Chief Executive Officer from May 2000 through June 2006. Since 2004, Mr. Faga has served as a director for the Association for Intelligence Officers, a non-profit organization. From 2006 until January 2014, he served as a director and from January 2012 to January 2014 as Chairman of the Space Foundation, a non-profit organization; and from 2007 until March 2014, he served as a director for Olive Group North America, a subsidiary of Olive Group, a privately-held British firm. Since 2006, Mr. Faga has served as a director, and he is currently a member of the audit committee, of Alliant Techsystems, a supplier of aerospace and defense products. From 2006 to 2008, Mr. Faga served as a director and member of the compensation committee at Electronic Data Systems.

Mr. Faga holds a Bachelor of Science in Electrical Engineering and a Master of Science in Electrical Engineering from Lehigh University.

        In considering the eligibility of Mr. Faga for continued service on the Board of Directors, the Board of Directors noted Mr. Faga's significant knowledge of the satellite imagery industry, gained as the former director of the National Reconnaissance Office (1989-1993), a federal agency engaged in satellite reconnaissance. His technical background, professional experience and service with MITRE Corporation, operating research centers and developing strategic initiatives, are valuable resources to the Board of Directors.

        Lawrence A. Hough, age 70, joined the Board of Directors in January 2013. Previously, from June 2008 to January 2013, Mr. Hough served on the Board of Directors of GeoEye and was appointed to our Board of Directors in accordance with the terms of the Company's' Agreement and Plan of Merger, dated as of July 22, 2012, between the Company and GeoEye. Since January 2008, Mr. Hough has been the managing director of Stuart Mill Venture Partners, L.P., a venture capital investment firm. From January 1997 to the present, he has served as President and Chief Executive Officer of Stuart Mill Capital, Inc. Prior to that, Mr. Hough worked with Sallie Mae for 25 years, where he served as president and CEO from 1990 to 1997. From 2008 to the present, he has served on the Boards of Appistry, Inc., a privately held corporation and Marrone Organics Innovations, Inc., a public company where Mr. Hough is a member of the Audit Committee and Compensation Committee. From 1985 to the present, he has served as a trustee of the Shakespeare Theatre Company, a non-profit organization; and since 2006, he has served as a trustee for the Levine School of Music, a non-profit organization. Mr. Hough served as a director of Goldleaf Financial Solutions, Inc., a provider of integrated technology and payment solutions for financial institutions, from 2005 to 2009 and was chairman of its nominating and governance committee. Mr. Hough holds a Bachelor of Science in Engineering from Stanford University and a Master of Science in Management from the MIT Sloan School of Management.

        In considering the eligibility of Mr. Hough for continued service on the Board of Directors, the Board of Directors noted Mr. Hough's significant experience in operations and financial oversight gained from serving as president or managing director for various companies over several years, in addition to his memberships on various boards of directors and audit committees, provides him with the executive, operational and financial expertise that is vital to the Board of Directors.

        Warren C. Jenson, age 57, joined the Board of Directors in 2008. Since 2012, Mr. Jenson has been the Chief Financial Officer and head of technical operations of Acxiom Corporation, an enterprise data, analytics and software-as-a-service company. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks, a networking platform and solutions provider for smart grid energy networks. From 2002 to 2008, Mr. Jenson served as Executive Vice President, Chief Financial Officer and Administrative Officer of Electronic Arts, Inc. Before joining Electronic Arts, Mr. Jenson served as the Senior Vice President and Chief Financial Officer for Amazon.com, Inc. from 1999 to 2002. From 1998 to 1999, he served as the Chief Financial Officer and Executive Vice President for Delta Air Lines. Prior to that, he worked in several positions as part of the General Electric Company. Most notably, he served as Chief Financial Officer and Senior Vice President for the National Broadcasting Company, a subsidiary of General Electric. Mr. Jenson currently serves as a director of TapJoy, Inc., a monetization and distribution services provider for mobile applications, and Intematix Corporation, an LED material development company, each of which is a privately held corporation. He has a Bachelor of Science in Accounting and a Master of Accountancy-Business Taxation from Brigham Young University.

        In considering the eligibility of Mr. Jenson for continued service on the Board of Directors, the Board of Directors noted that Mr. Jenson brings significant strategic, operational and financial reporting and internal controls experience, having served as the Chief Financial Officer for several large publicly traded companies and recently as Chief Operating Officer of Silver Spring Networks. In addition, the Board of Directors considered Mr. Jenson's experience in the media content business, having worked at the National Broadcasting Company, Amazon.com and Electronic Arts, noting that such experience has value to the Company as it continues to develop its commercial business unit. The Board of Directors also took note of Mr. Jenson's service on the Board of Directors to date and in particular the contributions made as Chair of the Compensation Committee.

        Jeffrey R. Tarr, age 51, joined the Board of Directors in April 2011 and currently serves as a director and our President and Chief Executive Officer. Prior to joining us, from 2008 to December 2010 Mr. Tarr served as the President and Chief Operating Officer of IHS Inc., a provider of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management. Before becoming President and Chief Operating Officer of IHS in 2008, Mr. Tarr was Co-President and Co-Chief Operating Officer (2007-2008) and President and Chief Operating Officer of one of the company's two operating divisions (2004-2007). Mr. Tarr led Hoover's Inc. from 2001 through 2004. He served as the Chief Executive Officer, President and a director from 2001 and additionally as Chairman from 2002 until The Dun & Bradstreet Corporation acquired Hoover's in 2003. Subsequent to the acquisition, Mr. Tarr served as President of Hoover's. Prior to that, Mr. Tarr served as President and Chief Executive Officer of All.com, Inc. Earlier in his career, Mr. Tarr held senior level positions at US WEST, Inc., TecMagik and International Development Group. Mr. Tarr began his career with Bain & Company. Mr. Tarr is a director of The Corporate Executive Board Company, a provider of research and analysis focused on strategy, operations and general management issues. He also serves as a director of The U.S. Geospatial Intelligence Foundation. Mr. Tarr holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Princeton University's Woodrow Wilson School of Public and International Affairs.

        In considering Mr. Tarr for continued service on the Board of Directors, the Board of Directors noted Mr. Tarr's position as Chief Executive Officer of the Company. The Board of Directors believes it is appropriate to have the Chief Executive Officer of the Company on the Board of Directors to facilitate more detailed discussion around the Company's strategic objectives, internal controls, risk assessment and management, and overall performance. The Board of Directors believes that the skills and experience that Mr. Tarr brings to the position of Chief Executive Officer, including leadership in building growth companies, apply equally to his ability to serve the stockholders of the Company as a member of the Board of Directors.

        Mr. Tarr is not considered an independent director and, accordingly, does not serve on any Committee of the Board of Directors and is not compensated for his service as a director.

        James M. Whitehurst, age 46, joined the Board of Directors in August 2009. Mr. Whitehurst is President and Chief Executive Officer of Red Hat, the maker of Linux and other enterprise software, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines from July 2005 to August 2007, and as Chief Network and Planning Officer from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President—Finance, Treasury & Business Development for Delta Air Lines. Prior to joining Delta Air Lines, Mr. Whitehurst held multiple positions of increasing authority at the Boston Consulting Group. Mr. Whitehurst holds a Bachelor of Arts in economics and computer science from Rice University, a General Course Degree from the London School of Economics, and a Master of Business Administration from Harvard Business School.

        In considering Mr. Whitehurst for continued service on the Board of Directors, the Board of Directors noted Mr. Whitehurst's significant experience as a top senior executive at both a large publicly traded company, Delta Air Lines, as well as with a high growth software company, Red Hat. The Board of Directors believes Mr. Whitehurst's experience within these diverse business environments allows him to bring valued insight and expertise to the Company, particularly with regard to development and execution of the Company's strategy. In addition, Mr. Whitehurst brings significant experience with risk assessment and risk management, gained through his role as Chief Operating Officer of Delta Air Lines, as well as in his current position with Red Hat.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the Company's executive compensation as disclosed in this proxy statement in accordance with rules promulgated by the SEC. We have determined to hold an advisory vote to approve our executive compensation program annually, and the next such advisory vote will occur at the 2015 annual meeting of stockholders.

        Our Board of Directors is committed to corporate governance best practices and recognizes the substantial interests that stockholders have in executive compensation matters. The Compensation Committee of our Board of Directors has designed our executive compensation programs to achieve the following key objectives:

Objective	How our compensation programs reflect this objective
Achieve strong Company performance	• Aligns executive compensation with the Company's and the individual's performance
• Makes a substantial portion of total compensation variable with performance
Align executives' and stockholders' interests	• Provides executives with the opportunity to participate in the ownership of the Company
• Rewards executives for long-term growth in the value of our stock
• Links executive pay to specific, measurable results intended to create value for stockholders
Motivate executives to achieve key performance goals	• Compensates executives with performance-based awards that depend upon the achievement of established corporate targets
• Rewards executives for individual contributions to the Company's achievement of Company-wide performance measures
Attract and retain a talented executive team	• Utilizes independent compensation consultants and market survey data to monitor pay relative to peer companies

        We encourage stockholders to review the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, which describes our executive compensation philosophy and the design of our executive compensation programs in great detail. Our Board of Directors believes the Company's executive compensation programs are effective in creating value for our stockholders and moving the Company towards realization of its long-term goals.

        The Company requests stockholder approval of the compensation paid to our named executive officers as described in this Proxy Statement and we are asking stockholders to vote "FOR" the following resolution:

        RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

        The vote to approve the compensation of our named executive officers is advisory and, accordingly, the results are not binding on the Company. Our Compensation Committee, however,

values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our named executive officers. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2015 annual meeting of stockholders.

        The Board of Directors unanimously recommends a vote "FOR" the advisory approval of the company's executive compensation, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

 PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2014 annual audit of our financial statements. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the meeting and entitled to vote on this proposal, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. PricewaterhouseCoopers LLP conducted the 2013 annual audit of our financial statements.

        We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm's areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

        The Board of Directors unanimously recommends a vote "FOR" the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2014.

COPORATE GOVERNANCE, EXECUTIVE COMPENSATION, AND
OTHER REQUIRED INFORMATION

CORPORATE GOVERNANCE

Corporate Governance

        Term of Office.    All directors of the Company serve terms of three years and until the election and qualification of their respective successors.

        Code of Ethics.    We have adopted a Code of Ethics and Business Conduct that governs our senior officers, including our Chief Executive Officer and Chief Financial Officer, and employees. Copies of our Code of Ethics and Business Conduct are available on our website at http://investor.digitalglobe.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the New York Stock Exchange ("NYSE").

        Attendance at Meetings.    The Board of Directors met in person or conducted telephonic meetings a total of 7 times from January 1, 2013 to December 31, 2013. During such period, our Audit Committee held 11 meetings, the Compensation Committee held 6 meetings, the Governance and Nominating Committee held 4 meetings, and the Risk Management Committee held 4 meetings. Each director attended at least 75% of the aggregate of meetings held by the Board of Directors and all meetings of the committees of the Board of Directors on which such director served during such period. Our non-management directors meet in closed executive sessions without the presence of management following each regular meeting of the Board of Directors during the year. General Estes presided over these executive sessions in his role as Chairman of the Board of Directors.

        Majority Voting Standard for the Election of Directors.    In October 2013, the Board of Directors amended Section 3.1 of our Bylaws provide that in uncontested elections, directors are elected by a majority of the votes cast. In contested elections, the plurality voting standard applies so that the vacancies on the Board of Directors are filled by the nominees who receive the most votes, regardless of whether they receive a majority of votes cast. An election will be a "contested election" if the Corporate Secretary of the Company has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Board of Directors, which notice(s) purports to be in compliance with our Bylaws and all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the 10th day preceding the date we first mail our notice of meeting for such meeting to its stockholders. For purposes of Section 3.1, a "majority of the votes cast" means that the number of shares cast "FOR" a nominee's election exceeds the number of votes cast "AGAINST" that nominee's election (with "abstentions" and "broker non-votes" not counted as a vote cast either "FOR" or "AGAINST" that director's election).

        An incumbent director who stands for election to the Board of Directors but who fails to receive a majority of the votes cast in an election that is not a contested election shall tender his or her irrevocable resignation to the Chairman of the Board of Directors or the Corporate Secretary of the Corporation promptly following certification of the election results. The Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to the Bylaws, shall consider the facts and circumstances relating to the election and the resignation of such incumbent director and make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee's recommendation, and we will publicly disclose the Board of Directors' decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        Any director who tenders his or her resignation pursuant to this provision shall not participate in the recommendation of the Governance and Nominating Committee or in the decision of the Board of Directors regarding whether to accept the resignation offer. If a majority of the Governance and Nominating Committee fails to receive the required vote in favor of his or her election in the same election, then the other directors shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

        Director Independence.    As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, the Board of Directors has determined that each of General Howell M. Estes III (USAF Ret.), General Michael P.C. Carns (USAF Ret.), Nick S. Cyprus, Martin C. Faga, Lawrence A. Hough, Warren C. Jenson, Kimberly Till, James M. Whitehurst and Eddy Zervigon is an "independent director" as defined under the applicable rules and regulations of the SEC and the NYSE. In addition, the Board of Directors previously determined that each of General James A. Abrahamson (USAF Ret.), Paul M. Albert, Jr. and Alden Munson, Jr., who each served on the Board of Directors during part of 2013, were independent under applicable rules and regulations of the SEC and the NYSE during the term of their service on the Board of Directors in 2013. A copy of our Corporate Governance Guidelines and Governance and Nominating Committee charter can be found on the Corporate Governance page of our website at http://investor.digitalglobe.com. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption "Certain Relationships and Related Party Transactions" beginning on page 27.

        Board of Directors Leadership Structure.    Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board of Directors and the Chief Executive Officer. The Board of Directors may select the Chairman of the Board of Directors in any manner that it deems best for the Company at any given point in time. The Board of Directors has considered whether it is in the best interest of the Company to separate the offices of Chief Executive Officer and Chairman, and determined that at present it is in the best interest of the Company to separate the positions of Chairman of the Board of Directors and Chief Executive Officer. General Estes currently serves as our duly elected Chairman of the Board of Directors.

        Board of Directors Oversight of Risk.    In December 2010, the Company established a standing Risk Management Committee of the Board of Directors. The Risk Management Committee is charged with oversight of enterprise risks, including performance under our EnhancedView contract, information technology and security risks, regulatory compliance risks, and oversight of the Company's development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as our Qualified Legal Compliance Committee. Members of management report to each committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company.

        The day-to-day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the General Counsel, the Chief Human Resources Officer, the Executive Vice President of Operations and Customer Experience, the Senior Vice President, Strategy and Corporate Communications, and the Senior Vice President and General Manager of Analytics, in accordance with the Company's Enterprise Risk Management Policy. The Chief Financial Officer and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

        Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under "Board of Directors Leadership Structure" above.

Committees of the Board of Directors

        As of the date of this Proxy Statement, membership on the standing committees of the Board of Directors of the Company is as follows:

Audit	Compensation	Governance and Nominating	Risk Management
Nick S. Cyprus*	Warren C. Jenson*	General Howell M. Estes III*	Martin C. Faga*
General Michael P.C. Carns	Lawrence A. Hough	Nick S. Cyprus	General Michael P.C. Carns
Kimberly Till	James M. Whitehurst	Martin C. Faga	Kimberly Till
Eddy Zervigon		Warren C. Jenson

*
Chairman of the Committee

        The Board of Directors annually reviews and approves the charter of each of the committees. All committee charters are available on the Corporate Governance page of our website at http://investor.digitalglobe.com.

        Audit Committee.    Our Audit Committee assists the Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and internal control procedures, and significant tax and legal matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The Audit Committee reviews and evaluates, at least annually, the adequacy of its charter. The current members of the Audit Committee are Mr. Cyprus, who serves as chair of the Committee, General Carns, Ms. Till and Mr. Zervigon. Each member of the Audit Committee qualifies as an independent director, as defined under the NYSE rules and Rule 10A-3 of the Exchange Act applicable to the Audit Committee members. The Board of Directors has determined that each of Mr. Cyprus, Ms. Till and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules. General Carns' term is set to expire at the Annual Meeting and he is not standing for re-election.

        Compensation Committee.    Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company's compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity-based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee also administers the issuance of awards under our equity award plans. In 2013, the Compensation Committee engaged an independent consultant, Towers Watson, to assist in fulfilling its responsibilities. Additional information regarding the Compensation Committee's engagement of Towers Watson is contained in this Proxy Statement on page 33. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The current members of the Compensation Committee are Mr. Jenson, who serves as chair of the Committee, Mr. Hough, and Mr. Whitehurst. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member.

        Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning governance matters. The Governance and Nominating Committee reviews and evaluates, at least annually, the adequacy of its charter. The current members of the Governance and Nominating Committee are General Estes, who serves as the chair of the Committee, Mr. Cyprus, Mr. Faga, and Mr. Jenson. Each of the members of the Governance and Nominating Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE.

        The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by stockholders. To have a candidate considered by the Governance and Nominating Committee for the 2015 annual meeting of stockholders, a stockholder must submit the recommendation in writing to our Corporate Secretary. Recommendation letters must include the following information: (i) the name of the stockholder submitting the recommendation and evidence of the stockholder's ownership of Company stock, including the number of shares owned and the length of time of ownership; (ii) the reasons for the recommendation; and (iii) the full name and address of each recommended director candidate as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should also be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. The Governance and Nominating Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board of Directors. For a candidate to be considered by the Governance and Nominating Committee for nomination to the Board of Director at an upcoming annual meeting, a stockholder recommendation must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders. Our Bylaws include additional requirements regarding nominations of persons at a stockholders' meeting other than by the Board of Directors.

        The Governance and Nominating Committee evaluates and reviews with the Board of Directors, from time to time, the appropriate qualifications, expertise and characteristics required of Board of Directors members. This assessment includes issues of diversity; experience, background and skills, including an understanding of media content markets, U.S. government contracting, international business, corporate finance, accounting and internal controls, technology, sales and marketing, and strategic business planning. The Board of Directors believes it is in the best interest of the Company for the Board of Directors to be comprised of members with diverse professional backgrounds, educational backgrounds, and experience levels in order to bring different points of view and substantive areas of expertise to the Board of Directors. Specifically, the Board of Directors seeks to have members with respective expertise in defense and intelligence, and commercial digital content and distribution. The Board of Directors also looks for individuals with experience in growth companies, as well as individuals with experience in large mature companies.

        The Board of Directors considers depth in certain skill sets, in particular financial reporting and internal controls, to be of primary importance for the Board of Directors. Accordingly, the Board of Directors seeks to have no less than two independent qualified audit committee financial experts on the Board of Directors at any time. The financial experience of all Board of Directors members is a significant consideration in evaluation of candidates. The Board of Directors assesses qualifications of potential Board of Directors members in the context of the perceived needs of the Board of Directors at a particular point in time with the objective of maintaining a highly qualified Board of Directors with diversity in experience, educational background and skill sets. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director's tenure on the Board of Directors, past or perceived conflicts of interest, as well as the director's age and changes in his or her principal occupation or professional status. The Board of Directors will evaluate director candidates recommended by stockholders in the same manner as director nominees recommended by any other source, including management or members of the Board of Directors.

        Risk Management Committee.    Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company's identification of risks and their mitigation in light of the Company's risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company's resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company's executive risk oversight committee, reviewing the Company's performance under material agreements such as the EnhancedView contract, reviewing the Company's information technology and industrial security programs and reviewing the Company's compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Management Committee charter requires that each member of the Risk Management Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company's Audit Committee.

        The current members of this committee are Mr. Faga, who serves as the chair of the Committee, General Carns, and Ms. Till. Each member of the Risk Management Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE. General Carns' term is set to expire at the Annual Meeting and he is not standing for re-election. Prior to General Carns's departure, the Board of Directors will appoint a replacement member to the Risk Management Committee.

Succession Planning

        The Board of Directors is accountable for the development, implementation and regular review of a succession plan for the Chief Executive Officer and other executive officers. Board of Directors members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability and stockholder value creation. As part of its responsibilities under its charter, the Compensation Committee of the Board of Directors oversees the succession planning process for the Chief Executive Officer and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Communications with the Board of Directors

        The Board of Directors encourages our stockholders and other interested parties who are interested in communicating with our Board of Directors, the Chairman of the Board of Directors or the independent directors as a group by mail as follows:

Board of Directors of DigitalGlobe, Inc.
c/o Corporate Secretary
DigitalGlobe, Inc.
1601 Dry Creek Drive, Suite 260
Longmont, Colorado 80503

        Additionally, stockholders and other interested parties who are interested in communicating with the Chairman of the Board of Directors or the independent directors as a group may do so electronically by clicking on "Independent Director Contact" on our corporate governance website located at http://investor.digitalglobe.com, by email to independentdirector@digitalglobe.com, or by mail addressed to: Corporate Secretary, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503.

        Correspondence received will be reviewed by our General Counsel or designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

2013 DIRECTOR COMPENSATION

        Below is a table showing the compensation provided to our non-employee directors for their service on the Board of Directors during fiscal 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
General Howell M. Estes III	$109,833	$156,728	$—	$266,561
General Michael P.C. Carns	59,583	100,894	—	160,477
Nick S. Cyprus	86,833	107,996	—	194,829
Martin C. Faga	68,208	100,894	—	169,102
Lawrence A. Hough	54,583	100,894	—	155,477
Warren C. Jenson	77,333	107,996	—	185,329
Kimberly Till	66,933	107,996	—	174,929
James M. Whitehurst	62,833	107,996	—	170,829
General James A. Abrahamson(4)	10,833	36,698	—	47,531
Paul M. Albert, Jr.(4)	14,250	21,251	—	35,501
Alden Munson, Jr.(4)	16,125	21,251	112,500	149,876
Eddy Zervigon(4)	11,250	21,251	—	32,501

(1)
Includes deferred cash of $28,375 and $15,250 for General Estes and Mr. Whitehurst, respectively.

(2)
Amounts represent the grant date fair value of awards computed in accordance with FASB (as defined below) ASC (as defined below) Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. Amounts include deferred stock units of $40,001 for General Estes and $27,513 for each of Messrs. Cyprus, Faga, Hough, Jenson and Whitehurst.

(3)
Amount represents consulting fees for services rendered by Mr. Munson after he resigned from the Board of Directors.

(4)
Messrs. Albert, Munson and Zervigon served on the Board of Directors until January 31, 2013 and Mr. Zervigon re-joined the Board of Directors effective March 1, 2014. General Abrahamson served on the Board of Directors until May 29, 2013.

        The cash fees and stock awards amounts in the table above include fees earned or stock awards granted, as the case may be, during 2013 but the payment of which has been deferred pursuant to our Director Deferred Compensation Plan (described below).

        Our Compensation Committee meets with Towers Watson to review Board of Directors compensation on an annual basis. In January 2013, the Compensation Committee approved revisions to our independent director compensation program to reflect its assessment of prevailing practices and input from Towers Watson. Key changes included eliminating Board of Directors meeting fees and Committee membership retainers, replacing them with one overall cash retainer for each Board of Directors member. By paying directors an annual retainer and eliminating meeting fees, the Company compensates each non-employee director for his or her role and judgment as an advisor to the Company, rather than for his or her attendance at individual meetings. The stock award component of our director compensation program was retained. Directors with significant additional responsibilities for serving as Chairman of the Board of Directors or a committee are paid a higher retainer, as noted below. The Compensation Committee believes that our director compensation program is appropriate.

        For fiscal year 2013, we paid our non-employee directors as follows:

Board of Directors Service Compensation (All Non-Employee Directors)	Amount
Annual Retainer Cash(1)	$65,000
Annual Retainer Equity(2)	$110,000
Total	$175,000

Additional Service Compensation	Amount
Chairman of the Board of Directors Incremental Cash Retainer(1)	$35,000
Chairman of the Board of Directors Incremental Equity Retainer(2)	$50,000
Audit Committee Chair Incremental Cash Retainer(1)	$21,000
Compensation Committee Chair Incremental Cash Retainer(1)	$16,000
Governance Committee Chair Incremental Cash Retainer(1)	$13,500
Risk Management Committee Chair Incremental Cash Retainer(1)	$13,500

(1)
All cash retainers are paid in equal installments quarterly in arrears, typically within 15 days following the end of the applicable calendar quarter. All retainers and committee fees are pro-rated for directors who join or depart the Board of Directors during the calendar year.

(2)
The annual equity retainer is comprised of restricted stock units which vest immediately upon grant into shares of Company common stock. The stock is granted in equal quarterly installments based on the normal quarterly Board of Directors meeting schedule. The number of shares awarded each quarter is determined by dividing one-quarter of the annual equity retainer amount by the closing price of a share of Company stock on the applicable grant date. The grant is pro-rated for Directors who join or depart the Board of Directors during the calendar year.

        Newly appointed directors receive a one-time $170,000 equity grant, in fully vested shares of Company common stock, to be made at first meeting of Compensation Committee following the Director joining the Board of Directors. The number of shares granted is determined by dividing that amount by the closing price of a share of Company stock on the grant date.

        Any director who is employed by the Company is not entitled to any additional compensation for his or her service on the Board of Directors. Compensation paid by the Company to Mr. Tarr for 2013 is discussed in the Executive Compensation section, below.

        Additional Compensation: Travel Expenses and Continuing Education.    We also reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Board of Directors committee meetings. In addition, pursuant to the Company's Director Education Policy, the Company will reimburse up to $5,000 per director per year for expenses incurred by a director in connection with attendance at certain approved continuing education programs. Approved programs include (i) industry specific conferences with programs that address matters reasonably expected to affect the Company, (ii) professional continuing education programs related to professional certifications (e.g. CPA), and (iii) programs related to corporate governance or service on boards of directors. Other education programs may be approved on a case-by-case basis by the Chairman of the Board of Directors.

        Director Deferred Compensation Plan.    Each non-employee director may defer receipt of up to 100% of his or her cash fees or equity retainer. If equity is deferred, the director is credited with a number of share units equal in number to the shares that would have been granted to the director. Share units are equivalent to shares of the Company's common stock, except that share units have no voting rights and do not receive dividend credit. If cash is deferred, participants in the Plan specify one or more benchmark fund(s) in which their cash deferrals will be deemed to be invested for purposes of crediting the cash deferrals with earnings or losses. The plan is administered by Fidelity Management Trust Company.

        In general, amounts deferred are not paid until a date elected by the director. At the end of the applicable deferral period, the director receives a share of Company common stock for each share unit credited under the plan, and the director's cash deferrals are paid in cash. Payments are made either in a lump sum or over a period not to exceed 10 years, as elected in advance by each director.

        Changes in Director Compensation for 2014.    In January 2014, upon the recommendation of the Compensation Committee after a review of market trends and data from the same peer group of companies used for executive compensation purposes, the Board of Directors approved a $25,000 increase in the value of the annual equity component of the retainer for our non-employee directors, to $135,000 annually effective the beginning of the second quarter of 2014.

        Non-Employee Director Stock Ownership Guidelines.    We maintain stock ownership guidelines ("Guidelines") for our non-employee directors. Under the Guidelines, each non-employee director should hold, for his or her tenure with the Company, Qualifying Shares with a value equal to at least three times the individual's annual cash retainer. Qualifying Shares include (i) shares of DigitalGlobe common stock held by the director in a brokerage account, or for the director's benefit (or their beneficiaries) in trust, or through a tax qualified retirement plan, (ii) Company restricted shares or restricted stock units (whether vested or unvested) held by the director, and (iii) shares having a value equal to 50% of the aggregate spread (the difference between the fair market value of our common stock less the exercise price of the options) on vested DigitalGlobe stock options held by the director. Non-employee directors are expected to achieve the applicable level of holdings under the Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010 or, as to directors who first joined the Board Directors after that date, within five years from the date that they first joined the Board of Directors.

Executive Officers

        The following table lists our executive officers as of April 17, 2014. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Title
Jeffrey R. Tarr	51	President and Chief Executive Officer
Yancey L. Spruill	46	Executive Vice President, Chief Financial Officer
Walter S. Scott	56	Executive Vice President and Chief Technical Officer
Timothy M. Hascall	60	Executive Vice President, Operations and Customer Experience
Leon Anthony Frazier	43	Senior Vice President, General Manager of Analytics
Daniel L. Jablonsky	44	Senior Vice President, General Counsel and Corporate Secretary
Amy E. Shapero	51	Senior Vice President, Strategy and Corporate Communications
Marcy A. Steinke	50	Senior Vice President, Government Relations
David B. Turner, Jr.	40	Senior Vice President, Sales and Marketing
Grover N Wray	53	Senior Vice President and Chief Human Resources Officer
Nathan M. Troup	36	Vice President, Chief Accounting Officer

        Please see Proposal 1 of this Proxy Statement, Information Regarding Directors, for Mr. Tarr's biography.

        Yancey L. Spruill joined DigitalGlobe in 2004, and currently serves as our Executive Vice President and Chief Financial Officer. Prior to joining us, from 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill's prior investment banking experience includes roles at Lehman Brothers, Inc. and at J.P.Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. Mr. Spruill holds a Bachelor of Electrical Engineering from Georgia Tech University and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College.

        Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President and Chief Technical Officer. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Since April 2013, Dr. Scott has served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization. Dr. Scott holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

        Timothy M. Hascall joined DigitalGlobe in October 2011 and currently serves as our Executive Vice President of Operations and Customer Experience. Prior to joining us, from 2004 to 2011, Mr. Hascall served as a senior executive at TriZetto Corporation, most recently as President, Blue Cross/Blue Shield Market. Additionally, Mr. Hascall's prior experience includes General Manager, North America for Equitant, Inc. Mr. Hascall began his business career with Andersen Consulting, later Accenture, and was made partner in 1996. Mr. Hascall holds a Bachelor of Science in Business Administration from the University of Nebraska, and achieved the rank of Major in the United States Marine Corps, serving as an imagery intelligence officer.

        Leon Anthony ("Tony") Frazier joined DigitalGlobe in January 2013 and currently serves as our Senior Vice President, General Manager of Analytics. Prior to joining DigitalGlobe, Mr. Frazier led the Marketing and Communications teams of GeoEye, and provided executive oversight of its Information Services and Analytics businesses. Prior to joining GeoEye in December 2010, from January 2008 to December 2010 Mr. Frazier served as Senior Director of Product Management at Cisco Systems, Inc., a manufacturer of networking equipment, where he brought to market emerging technologies core to Cisco's video and collaboration strategy. Previously, Mr. Frazier served as Vice President of Americas Marketing at Infor, Senior Vice President of Marketing at iPhrase Technologies, and Director of Business Development at pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier holds a Bachelors of Systems Engineering from the University of Pennsylvania and a Master of Business Administration with distinction from Harvard University.

        Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Secretary. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at Brownstein Hyatt Farber Schreck, LLP, a law firm, where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions at Flextronics. During 2007, Mr. Jablonsky was Regional Counsel, Director for UBS Financial Services, Inc. Prior to UBS, Mr. Jablonsky worked in the enforcement division of the U.S. Securities and Exchange Commission and practiced corporate and securities law with O'Melveny & Myers LLP. Mr. Jablonsky also served as an officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a Bachelor of

Science degree from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

        Amy E. Shapero joined DigitalGlobe in March 2011 as a Vice President of Corporate Development and was promoted in May 2012 to her current position as our Senior Vice President, Strategy and Corporate Communications. Prior to joining DigitalGlobe, since January 2008 Ms. Shapero served as Chief Financial Officer of Spot Trading LLC, a private technology-enabled financial services company specializing in options pricing and trading. Previously, Ms. Shapero held senior finance positions at The McGraw-Hill Companies, a publicly traded global diversified information services company. She served as Senior Vice President, Finance of the Standard & Poor's business unit and Vice President, Financial Analysis, Planning and M&A at McGraw-Hill Corporate. Ms. Shapero has also worked at Goldman Sachs and other investment banks. Ms. Shapero holds a Bachelor of Science in Accountancy from the University of Illinois and a Master of Business Administration, Finance from the University of Chicago Booth School of Business.

        Marcy A. Steinke joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President, Government Relations. Ms. Steinke is a retired U.S. Air Force Colonel with 25 years of experience within the U.S. Department of Defense. From 2008 to 2011, Ms. Steinke served Presidents Bush and Obama as Director of the White House Operations Directorate. From 2006 to 2009, Ms. Steinke served as Director of Congressional Legislative Affairs for the Chairman and Vice Chairman of the Joint Chiefs of Staff. Ms. Steinke also held various positions with the U.S. Air Force from 1986 to 2006. Additionally, she is the Commercial Space Committee Chairperson for the Aerospace Industry Association, a member of the Board of Trustees of the College of St. Scholastica, a member of the Board of Directors for the National Military Intelligence Association and as adjunct faculty at the Arizona State University. Ms. Steinke holds a B.S. in Nursing from the College of St. Scholastica and a Master of Health Service Administration from the Arizona State University W.P. Carey School of Business. She also received a Fellowship in Foreign Politics, International Relations and the National Interest from the Massachusetts Institute of Technology.

        David B. ("Bert") Turner, Jr. joined DigitalGlobe in June 2012 and currently serves as our Senior Vice President, Sales and Marketing. Prior to joining DigitalGlobe, from 2003 to May 2012 Mr. Turner worked at IHS Inc., a global information company, most recently as Vice President, Strategy & Analysis and Supply Chain. At IHS, Mr. Turner led sales and business development for the Americas Strategy & Analysis sales teams. Prior to IHS, Mr. Turner was the senior business development leader for SAT Corporation, a field-force automation software company. Mr. Turner served as Executive Vice President and later President of iPath Solutions, a Houston-based e-business consulting firm, and served as Vice President of Global Shop Solutions, an ERP software firm. Mr. Turner holds a Bachelor of Business Administration degree from Baylor University with a double major in management information systems and quantitative business analysis.

        Grover N Wray joined DigitalGlobe in December 2011 and currently serves as our Senior Vice President and Chief Human Resource Officer. Prior to joining DigitalGlobe, from 2005 to 2011 Mr. Wray led professional, organizational and leadership development initiatives as Executive Vice President of Human Resources at Western Union, a Fortune 500 company based in Englewood, Colorado, and as Vice President, Leadership, Professional Development and Staffing at Janus Capital Group. Mr. Wray also led human resources at Heidrick & Struggles and at Arthur Andersen, where in addition to leading human resources, he also advised clients on change management. Mr. Wray holds a Bachelor of Science in Sociology and a Masters of Organizational Behavior, both from Brigham Young University.

        Nathan M. Troup joined DigitalGlobe in July 2011 as our Senior Manager of Revenue Accounting, a position he held until November 2012, when he became our Director of Accounting. In February 2014, he was appointed as our Vice President, Chief Accounting Officer. Prior to joining the Company,

Mr. Troup was a Senior Manager with The Siegfried Group, LLP, a professional services firm that provides outsourced accounting and finance support to Fortune 1000 clients from August 2010 to June 2011. From 2001 to July 2010, Mr. Troup worked as a public accountant and auditor for Ernst and Young, LLP. Mr. Troup is a Certified Public Accountant and holds a Bachelor of Science in Accountancy and a Master of Accounting from the University of Missouri, Columbia.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of the close of business on April 1, 2014 by:

  •
  each of the executive officers named in the 2013 Summary Compensation Table;

  •
  each of our directors;

  •
  each person known by us to be the beneficial owner of more than 5% of our common stock and Series A Convertible Preferred Stock; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed in each table is c/o DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and/or investment power with respect to all of the shares of our common stock or Series A Convertible Preferred Stock, as applicable, that they beneficially own, subject to applicable community property laws.

        To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of our common stock or our Series A Convertible Preferred Stock.

Common Stock

        We have based our calculation of the percentage of class owned as of April 1, 2014 on the two tables below based on 76,230,092 shares of our common stock outstanding. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed shares of our common stock subject to options, warrants or rights that the person has the right to acquire within 60 days of April 1, 2014 including upon the exercise of stock options or the vesting of restricted stock units, to be outstanding.

Name	Number of Shares Beneficially Owned		Number of Shares subject to instruments exercisable or convertible within 60 days after April 1, 2014	Total Beneficial Ownership(13)	Percentage of Class Owned(13)	Deferred Restricted Stock Units(14)
Jeffrey R. Tarr	85,421	(1)	159,395	244,816	*	—
Yancey L. Spruill	57,121	(2)	217,583	274,704	*	—
Dr. Walter S. Scott	124,021	(3)	161,669	285,690	*	—
Timothy M. Hascall	18,812	(4)	35,507	54,319	*	—
David B. Turner, Jr.	24,028	(5)	13,812	37,840	*	—
General Howell M. Estes III	20,600		33,984	54,584	*	2,349
General Michael P.C. Carns	14,205		—	14,205	*	—
Nick S. Cyprus	13,511		22,876	36,387	*	1,615
Martin C. Faga	20,189		—	20,189	*	1,615
Lawrence A. Hough	30,483	(6)	—	30,483	*	1,615
Warren C. Jenson	13,511		32,512	46,023	*	1,615
Kimberly Till	18,668		—	18,668	*	—
James M. Whitehurst	13,511		17,847	31,358	*	1,615
Eddy Zervigon	—		—	—	*	—
All directors and executive officers as a group (20 persons)	563,990	(7)	795,911	1,359,901	1.8%	10,960
5% Holders
T. Rowe Price	12,506,703	(8)	—	12,506,703	16.4%
Wellington Capital Management Company	10,530,650	(9)	—	10,530,650	13.8%
The Vanguard Group	4,329,663	(10)	—	4,329,663	5.7%
Blackrock, Inc.	4,321,646	(11)	—	4,321,646	5.7%
TimesSquare Capital Management, LLC	4,185,210	(12)	—	4,185,210	5.5%

*
Less than 1%

(1)
Includes (i) 21,115 shares of unvested restricted stock granted pursuant to Mr. Tarr's employment agreement and (ii) 18,280 shares of unvested restricted stock granted on March 6, 2012.

(2)
Includes (i) 1,115 shares of unvested restricted stock granted on February 23, 2011 and (ii) 5,086 shares of unvested restricted stock granted on March 6, 2012.

(3)
Includes (i) 104,259 shares of common stock registered in the name of Walter S. Scott & Dianne R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Dr. Scott shares voting and investment power with Dianne R. Scott; (ii) 809 shares of unvested restricted stock granted on February 23, 2011 and (iii) 6,992 shares of unvested restricted stock granted on March 6, 2012.

(4)
Includes (i) 7,016 shares of unvested restricted stock granted on October 12, 2011 and (ii) 2,861 shares of unvested restricted granted on March 6, 2012.

(5)
Includes 17,046 shares of unvested restricted stock granted on June 1, 2012.

(6)
Includes 833 shares of common stock held by a trust for the benefit of two of Mr. Hough's minor grandchildren, where Mr. Hough is not the trustee but where he holds a power-of-attorney for disposing the shares. Mr. Hough disclaims beneficial ownership of the shares held in trust for his minor grandchildren, and this disclosure should not be deemed an admission that Mr. Hough is the beneficial owner of such shares.

(7)
This amount includes an aggregate of 55,289 shares of unvested restricted stock granted to Messrs. Jablonsky, Wray, Frazier and Troup, Ms. Shapero and Ms. Steinke, and an aggregate of 80,320 shares of unvested restricted stock granted to the named executive officers as set forth in footnotes (1) - (5) above.

(8)
Based on information supplied by T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund in a Schedule 13G/A filed with the SEC on February 11, 2014. According to the Schedule 13G/A, T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund, organized in the State of Maryland, have sole power to vote or direct the vote of 2,656,723 shares of common stock and shared power to dispose or direct the disposition of 12,506,703 shares of common stock as of December 31, 2013. The address of T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(9)
Based on information supplied by Wellington Capital Management Company, LLP in an amended Schedule 13G filed with the SEC on February 14, 2014. According to the amended Schedule 13G, Wellington Capital Management Company, LLP, organized in the Commonwealth of Massachusetts, is an investment adviser and the securities owned of record by its clients. Wellington Capital Management Company, LLP has shared power to vote or direct the vote of 7,699,258 shares of common stock and shared power to dispose or to direct the disposition of 10,530,650 shares of common stock as of December 31, 2013. The address of Wellington Capital Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(10)
Based on information supplied by The Vanguard Group in a Schedule 13G filed with the SEC on February 12, 2014. According to the Schedule 13G, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment adviser. The Vanguard Group has sole power to vote or direct the vote of 107,961 shares of common stock, sole power to dispose or to direct the disposition of 4,226,300 shares of common stock and shared power to dispose or to direct the disposition of 103,363 shares of common stock as of December 31, 2013. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(11)
Based on information supplied by Blackrock, Inc. in a Schedule 13G filed with the SEC on January 28, 2014. According to the Schedule 13G, Blackrock, Inc., organized in the State of Delaware, has sole voting power over 4,123,137 shares of common stock and sole dispositive power over 4,321,646 shares of common stock as of December 31, 2013. The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022.

(12)
Based on information supplied by TimesSquare Capital Management, LLC in a Schedule 13G filed with the SEC on February 10, 2014. According to the Schedule 13G, TimesSquare Capital Management, LLC, organized in the State of Delaware, has sole voting power over 3,590,540 shares of common stock and sole dispositive power over 4,185,210 shares of common stock as of December 31, 2013. The address of TimesSquare Capital Management, LLC is 7 Times Square, 42nd Floor, New York, New York 10036.

(13)
Does not include RSUs deferred as part of the Company's Deferred Compensation Plan owned by Messrs. Estes, Cyprus, Faga, Hough, Jenson, Whitehurst and Ms. Steinke, as described in footnote 14 below.

(14)
Messrs. Estes, Cyprus, Faga, Hough, Jenson, Whitehurst and Ms. Steinke were granted RSUs as part of the Company's Deferred Compensation Plan. Because the RSUs do not constitute actual shares of outstanding common stock, a RSU holder does not possess voting or investment authority with respect to any common stock as a result of his or her ownership of an RSU.

 Series A Convertible Preferred Stock

Name	Number of Shares Beneficially Owned	Total Beneficial Ownership	Percentage of Class Owned
Citigroup Global Markets, Inc.(1)	80,000	80,000	100%

(1)
In March 2014, the Cerberus Parties (as defined below) transferred the 80,000 shares of Series A Convertible Preferred Stock to Citigroup Global Markets, Inc. The address of Citigroup Global Markets Inc. is 390 Greenwich Street, 3rd Floor, New York, NY 10013. The 80,000 shares of Series A Convertible Preferred Stock is convertible at the option of the holders, at a conversion price of $26.17 per common share, which would convert into 3,056,935 shares of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were timely met during 2013, except that the Form 3 for General Carns inadvertently omitted securities owned prior to him becoming a director of the Company, and was therefore deemed late.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We describe below transactions and series of similar transactions, since January 1, 2013, to which we were a party or will be a party other than compensation arrangements which are described under Compensation Discussion and Analysis, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Cerberus

        Based on information supplied in an amended Schedule 13D filed with the SEC on March 14, 2013, the Cerberus Parties (as defined below) were, at times during the prior year, the beneficial owners of more than 5% of our Common Stock and the beneficial owners of more than 5% of our Series A Convertible Preferred Stock.

        On July 22, 2012, DigitalGlobe entered into an agreement ("Cerberus Agreement") with Cerberus Capital Management, L.P., Cerberus Partners II, L.P., Cerberus Series Four Holdings, LLC, and Cerberus Satellite LLC (collectively, the "Cerberus Parties"). The Cerberus Agreement provides, among other things, that for a period of time the Cerberus Parties and their respective affiliates (i) will not hold beneficial ownership in excess of 19.9% of the outstanding DigitalGlobe common stock, including the DigitalGlobe preferred stock on an as-converted basis, and (ii) will vote their shares in accordance with the recommendations of the DigitalGlobe Board of Directors.

        Pursuant to the Cerberus Agreement, Cerberus Capital Management, L.P. held the right to appoint one director to the DigitalGlobe Board of Directors, with a term to expire at the 2014 DigitalGlobe annual meeting of stockholders. General Michael P.C. Carns, Cerberus Capital Management, L.P.'s designee, was appointed to the DigitalGlobe Board of Directors effective January 31, 2013 in connection with the closing of the acquisition of GeoEye.

        Based on information supplied in an amended Schedule 13D filed with the SEC on November 22, 2013, the Cerberus Parties ceased to be beneficial owners of more than 5% of our Common Stock as of November 13, 2013. Accordingly, pursuant to its terms, the Cerberus Agreement will expire on November 13, 2014. Additionally, as stated above, in March 2014, the Cerberus Parties transferred the 80,000 shares of Series A Convertible Preferred Stock to Citigroup Global Markets, Inc.

Hitachi, Ltd.

        Based on information supplied in an amended Schedule 13G filed with the SEC on February 9, 2011, Hitachi, Ltd. was, at times during the prior year, the beneficial owners of more than 5% of our Common Stock.

        In 2013, the Company received $28.2 million from Hitachi under a data distribution agreement and a direct access facility purchase agreement with Hitachi Solutions, Ltd., an affiliate of Hitachi, Ltd. Under the data distribution agreement, Hitachi Solutions also earns commissions on sales of the Company's products and services made by the Company or others within the non-exclusive distribution territory granted to Hitachi Solutions under the data distribution agreement. In 2013, Hitachi Solutions earned sales commissions of approximately $1.9 million. During 2013, Hitachi Solutions also purchased approximately $5.2 million of the Company's products and services for distribution within their territory.

        Based on information supplied in an amended Schedule 13G filed with the SEC on February 12, 2014, Hitachi, Ltd. and Hitachi Solutions, Ltd. ceased to be beneficial owners of more than 5% of our Common Stock.

Morgan Stanley

        Based on information supplied in an amended Schedule 13G filed with the SEC on February 5, 2013, Morgan Stanley was, at times during the prior year, the beneficial owners of more than 5% of our Common Stock.

        On April 28, 2009, we entered into the Morgan Stanley Investor Agreement, which granted certain rights to designate for nomination members of the Board of Directors. Two of our current directors, Mr. Whitehurst and Mr. Jenson, had been nominated to the Board of Directors by Morgan Stanley & Co. Incorporated at the 2010 and 2012 annual meetings, respectively. Also, in connection with the acquisition of GeoEye, in January 2013, the Company paid Morgan Stanley approximately $26.5 million in fees and expenses in connection with the merger with GeoEye and the associated financing.

        Based on information supplied in an amended Schedule 13G filed with the SEC on February 7, 2014, Morgan Stanley and its affiliates sold substantially all of their shares of DigitalGlobe and ceased to be beneficial owners of more than 5% of our Common Stock, resulting in the automatic termination of the Morgan Stanley Investor Agreement.

Policies and Procedures for Approval of Related Party Transactions

        Our Governance and Nominating Committee is responsible for reviewing all related person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time. The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the Governance and Nominating Committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to us as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a director's independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with our Code of Ethics and Business Conduct. In addition, our Audit Committee reviews all related person transactions for which Audit Committee approval is required by applicable law or NYSE rules.

 EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes the objectives and principles underlying our executive compensation programs and explains the material elements of the compensation of our named executive officers ("NEOs") for 2013.

Executive Summary

        2013 continued to be a transformative year for our company. On January 31, 2013, we completed our acquisition of GeoEye, Inc. ("GeoEye"), strengthening our position as a leading global provider of geospatial information products and services. Our acquisition of GeoEye broadened our service offerings, enabled us to optimize our satellite orbits and collection of imagery, strengthened our production and analytics capabilities, increased the scale of our existing operations and diversified our customer and product mix. Our combined company now has five in-orbit satellites and two satellites near completion of construction and additional capabilities. Our revenue for 2013 increased by 45.4% over 2012, primarily due to the acquisition of GeoEye, and we took substantial costs out of the combined business on a path to sequentially grow EBITDA margin back to pre-acquisition levels.

        Together with achievements against strategic initiatives of the Company and executing the synergy targets contemplated in the acquisition of GeoEye ahead of street expectations, as stated above, we have greatly advanced our combined business into a high-growth, diversified leader in the geospatial industry. As we continue to meet the demands of our growing business by attracting and retaining key talent, we have made modifications to align our compensation to performance and stockholder interest.

        A highlight of the changes includes:

  •
  Introduced performance share units ("PSUs") which reflected 50% of the grant date value of the equity awards granted to our NEOs in 2013;

  •
  Aligned our PSU metrics to stockholder interests by using Return on Invested Capital ("ROIC") and relative Total Shareholder Return ("TSR") as the measures to determine performance-based vesting;

  •
  Our performance-based plans use both short and long term metrics measured over multiple performance periods.

        In addition to the changes noted above to our compensation programs, we also adjusted the metrics of our 2012-2014 Performance Share Unit awards ("2012-2014 PSUs") to realign the ROIC metrics with the financial expectations of the acquisition of GeoEye, which was not contemplated at the time of the initial determination of the awards. This adjustment is discussed in more detail in the 2012 Executive Success Plan—Performance Share Unit section.

Implementation of Compensation Best Practices

        In connection with the ongoing review of the appropriateness of executive compensation at DigitalGlobe, the Compensation Committee continues to implement practices it believes reflect best practices. These practices include the following:

No Tax Gross-ups

        DigitalGlobe does not pay tax gross-ups for payments relating to a change in control or with respect to perquisites.

Equity Granting Practices

        DigitalGlobe does not backdate, re-price or grant equity awards retroactively.

Capped Award Payouts

        We set maximum award levels under the annual cash incentive plan and long-term incentive programs.

No Hedging Transactions and Pledging Company Stock

        Our senior officers, including the NEOs, and directors did not engage in pledging Company stock as collateral for a loan nor otherwise engaged in hedging or other similar types of transactions with respect to our stock.

No Single-Trigger Cash Severance Benefits

        Cash severance benefits are payable under executive change in control agreements only on a double trigger basis (i.e., both a change in control and a qualifying termination of employment; cash severance is not triggered automatically upon the occurrence of a change in control).

Compensation Risk Assessment

        During the third quarter of fiscal 2013, the Compensation Committee conducted its annual risk assessment, facilitated by Towers Watson, of our compensation policies and practices covering all employees. After a thorough review and assessment of potential risks, the committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Say-on Pay Consideration

        The Company and Compensation Committee value the opinions of our stockholders. As a result, the Company annually conducts a "say-on-pay" vote at the annual meeting of stockholders. The results of last year's say on pay vote were 96.2% favorable showing strong support and alignment of DigitalGlobe's executive compensation programs and stockholder interests. The Compensation Committee will continue to consider the outcome of our Company's advisory say-on-pay votes when making future compensation decisions for our NEOs.

Stock Ownership Guidelines

        We maintain Stock Ownership Guidelines for our Chief Executive Officer, other elected officers, and non-employee directors.

Compensation Philosophy and Objectives

        A key component of our business strategy is to provide incentives to attract, retain and motivate top talent against our peer group. The Compensation Committee designs total compensation packages for our NEOs and other executives to align the actions of our NEOs with the long and short-term interests of our stockholders. We strive to meet these objectives by implementing the following principles:

  •
  Pay at Risk Aligned to Performance:  We support our overall business objectives by aligning a substantial portion of executive total compensation with our financial and operating performance;

  •
  Market Competitive Compensation:  We target market median for all elements of Total Direct Compensation at target performance levels with appropriate upside for higher performance levels. In this Compensation Discussion and Analysis, we use the term "Total Direct

    Compensation" to mean an executive's annual base salary, target annual incentive, and grant date fair value of equity awards granted in the year;

  •
  Stockholder Alignment:  We ensure the linkage between our executives' and our stockholders' interests through awards correlated to the value of our common stock. These stock awards are subject to additional performance-based vesting requirements to further enhance the performance-based aspects of our executive compensation program.

        As illustrated below, 82% of our Chief Executive Officer's compensation, and on average 70% of our other 2013 NEOs' compensation is tied to Company and individual performance and/or the value of our common stock. This shift in performance-based compensation is a result of the rebalancing of our equity grants to 50% Performance Share Units/50% Restricted Stock Units (based on the grant date fair value of the awards).

*
Performance-based compensation includes cash incentives, performance-based restricted stock, and Restricted Stock Units ("RSUs"). These charts are based on the target value of our cash incentives for 2013 and the grant date fair value of our equity awards granted in 2013.

How Compensation Decisions Are Made

  Compensation Committee's Role

        The Compensation Committee engages in a regular review of the Company's executive compensation programs, with the view that these programs should be both market competitive and support our compensation philosophy and objectives.

        The Compensation Committee also has responsibility for evaluating and reporting to the Board of Directors on matters concerning management performance. In carrying out these responsibilities, the Compensation Committee reviews the performance of the Chief Executive Officer, the Chief Executive Officer's evaluation of and recommendations with respect to the other NEOs, excluding himself.

        Ultimately, the Compensation Committee recommends to the Board of Directors compensation for all NEOs, including the Chief Executive Officer, and the full Board of Directors takes this recommendation under advisement. The full Board of Directors has the final responsibility for approving compensation for our NEOs based on the recommendations of our Compensation Committee.

        The Compensation Committee also periodically reviews the Company's change in control, severance and retirement arrangements, deferred compensation programs, senior leadership benefits and perquisites to assure they are competitive and appropriate. The Compensation Committee also reviews and considers risks associated with the Company's compensation philosophy and program as discussed below under "Compensation Risk Assessment."

  Management's Role

        Management periodically reviews how the compensation plans align with our compensation philosophy and provides to the Compensation Committee recommendations regarding the design and strategy of the compensation and benefit plans affecting the NEOs. The Compensation Committee takes such recommendations under advisement as part of their periodic review of the Company's compensation program and recommends to the full Board of Directors adjustments to such plans as the Compensation Committee deems appropriate.

        At the end of each year, the Chief Executive Officer evaluates the performance of the NEOs, excluding the Chief Executive Officer's own performance, and discusses the results of such evaluations with the Compensation Committee. These evaluations assess actual performance relative to each officer's individual business related goals and objectives, and the contribution made by each officer to our overall results. The Chief Executive Officer also considers the level of responsibility of each named executive officer and his or her specific individual leadership accomplishments, including how the leader is building succession plans, demonstrating our values and engaging employees in the Company's success.

        Based on the foregoing evaluations, the Chief Executive Officer makes specific recommendations to the Compensation Committee, excluding himself, regarding:

  •
  any adjustments to NEOs base salary;

  •
  the amount to be paid to each NEO, under the individual performance portion of the cash component of the Executive Success Sharing Plan for the completed year;

  •
  actual equity grant value per the terms of the Executive Success Sharing Plan; and

  •
  any adjustments to the target cash and equity components of the Executive Success Sharing Plan (discussed below) for the upcoming year.

  Independent Compensation Consultant's Role

        The Compensation Committee retains an independent compensation consultant to assist the Compensation Committee in evaluating the Company's executive compensation practices. Towers Watson was engaged in 2013 to serve as the independent compensation consultant. Towers Watson reports directly to the Compensation Committee and works for the Compensation Committee. Towers Watson does not provide any other services to the Company, other than advising the Board of Directors or the Compensation Committee with respect to compensation arrangements for the Company's non-employee directors. The Compensation Committee has assessed the independence of Towers Watson and concluded that Towers Watson is independent and that its engagement of Towers Watson does not raise any conflict of interest with the Company or any of its directors or executive officers.

        To assist the Compensation Committee during 2013, Towers Watson identified trends in executive and director compensation, selected peer companies as points of comparison, determined relevant pay programs, assessed competitive pay levels and appropriate mixes (e.g., the proportion of fixed pay to incentive pay, the proportion of annual cash pay to long-term incentive pay), proposed practices to manage compensation-related risk, and recommended compensation levels for our executive officers and Board of Director members.

  Compensation Benchmarking

        Towers Watson provides the Compensation Committee compensation data relating to salary, cash incentives, and long-term incentives relative to our NEOs as part of the Compensation Committee's annual compensation review process. We have historically measured our compensation programs and practices each year against: (i) a variety of relevant high-tech industries ("High-Tech Group") from the Radford Executive Survey published by Aon Consulting, an industry-recognized survey source for compensation data from high-tech organizations; and (ii) a peer group of companies in the satellite, defense and information industries ("Peer Group") with each group's median revenues aligned with our near-term aspirational revenue size.

        Towers Watson and the Compensation Committee believe that the use of High Tech Group balanced with Peer Group appropriately represents companies against which we compete for the specialized talents and experience required of our NEOs. The Compensation Committee reviews the appropriateness of the benchmark reference group each year.

        In its annual review of the companies included in the Peer Group, and in connection with the broader compensation due diligence work stemming from the acquisition of GeoEye and in consideration of our aspirations for future revenue growth, the Compensation Committee and Towers Watson reviewed the Peer Group companies used in 2012 in determining the 2013 Peer Group. The Compensation Committee determined that the following factors should be the principal considerations when developing the 2013 Peer Group:

  •
  Industry affiliation, (i.e., relevant satellite, defense and information companies were considered);

  •
  Most likely competitors for senior executive talent; and

  •
  Revenue and market capitalization, with revenues between $350 million and $2 billion and market capitalization between $500 million and $5 billion.

        In applying these criteria, the Compensation Committee selected the following 17 companies for the 2013 Peer Group:

Equifax, Inc.	Trimble Navigation Limited
Gartner, Inc.	Verisk Analytics, Inc.
IHS Inc.	Orbital Sciences Corp.
FLIR Systems, Inc.	ViaSat, Inc.
Acxiom Corporation	Kratos Defense & Security Solutions, Inc.
Loral Space & Communications, Inc.	FactSet Research Systems Inc.
Fair Isaac Corporation	The Corporate Executive Board Company
Iridium Communications Inc.	NCI, Inc.
CoStar Group Inc.

        Relative to this Peer Group, in 2013 the Company was at the 20th and 51st percentiles in terms of revenue and market capitalization, respectively, based on publicly-available data at the time the 2013 Peer Group was determined. The Compensation Committee believed that this composition of the peer group was appropriate based on the comparison of the Company's market capitalization to the peer group companies and the Company's goals of achieving revenue growth. Note that, since the time the 2013 Peer Group was determined, the Company's revenues have increased significantly, including through the acquisition of GeoEye.

        The Compensation Committee determined that the following companies, included in the Peer Group for 2012, would not be included in the 2013 Peer Group as a result of the Committee's judgment in applying the criteria listed above:

  •
  AeroVironment, Inc.

  •
  GeoEye, Inc.

  •
  Iridium Communications, Inc.

        For the 2013 plan year, we outperformed the peer group by growing three-year revenue an average of 14.3% vs. a peer median of 12.5%. Our one and two year TSR also outperformed the peer group at the 86th and 89th percentile for the 2012 and 2013 performance years.

Notes:

(1)
Peer company financial data downloaded from Capital IQ's financial database

(2)
Data is as of 12/31/2013

(3)
Fiscal year 2010-2012 data

  Compensation Risk Assessment

        The Company and the Compensation Committee consider many factors in making compensation decisions for our executives. One factor is the risks associated with our compensation programs. During the third quarter of fiscal 2013, the Compensation Committee conducted its annual risk assessment facilitated by Towers Watson, of our compensation policies and practices focused primarily on NEOs. After a thorough review and assessment of potential risks, the committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

  •
  We believe our compensation programs appropriately balance short-term and long-term incentives;

  •
  Our performance-based plans are not overly reliant on one performance metric and they include the use of multiple multi-year performance measures to mitigate the risk of employees focusing exclusively on short-term growth at the expense of sustained profitability and increase in stockholder value; and our long-term incentive grants for senior management are allocated 50% RSUs and 50% PSUs;

  •
  Our cash incentive plan contains caps on maximum payouts and the Compensation Committee generally retains authority to reduce incentive plan payouts in its discretion;

  •
  Our stock ownership guidelines require our executives to hold significant shares (described below) of Company stock, which commits an appropriate portion of their compensation to the long-term performance of the Company.

2013 Executive Compensation Results

        The Compensation Committee engaged Towers Watson to annually review all elements of the Company's executive compensation programs (i.e. base salaries, cash incentives and long-term incentive grants). The resulting report concerning total direct compensation was an important input into the Compensation Committee's compensation decisions for 2013.

        Our stated pay philosophy targets total target direct compensation to approximate the median of the designated peer group and published high-tech benchmark market data. Based on Towers Watson's review of compensation in February 2013, the Company's target total direct compensation, on average, was 25-30% below market median of both our peer group and the high technology survey data for our NEOs. As a result, the Compensation Committee undertook a multi-year strategy to increase compensation levels to the median for a revenue and market cap peer group. The Chief Executive Officer typically reviews this information combined with individual performance achievement of Company objectives and contribution to form a recommendation to the Compensation Committee for total direct compensation adjustments.

  Named Executive Officers

        The Company's named executive officers for 2013 were:

Name	Title
Jeffrey R. Tarr	President and Chief Executive Officer
Yancey L. Spruill	Executive Vice President, Chief Financial Officer
Walter S. Scott	Executive Vice President, Chief Technical Officer
Timothy M. Hascall	Executive Vice President, Operations and Customer Experience
David B. Turner, Jr.	Senior Vice President, Sales and Marketing

  Elements of Executive Compensation

        We compensate our NEOs for their performance through a combination of base salary, annual cash incentives, and long-term equity incentives that are granted on an annual basis. Annual cash incentives and annual long-term equity incentive grants are delivered under our Executive Success Sharing Plan, which is described in detail below. The compensation program for the NEOs consists of the following elements:

        Base Salary, which provides a consistent fixed source of income for the NEOs.

        Cash Incentives, which link pay to performance by rewarding NEOs for achieving annual goals that contribute to overall Company performance.

        Long-Term Incentives, which reward NEOs for long-term increases in the Company's Return on Invested Capital and Total Shareholder Return and encourage retention of the NEOs. For fiscal year 2013, long-term incentive awards for the NEOs consisted of a mix of 50% RSUs and 50% PSUs based on estimated award values at the time of grant.

        Because of the ability of executive officers to directly influence stockholder value, and consistent with the philosophy of linking pay to performance, one of our goals is to allocate a significant portion of compensation paid to the executive officers through performance-based incentive programs. We also strive to allocate total direct compensation in a manner that is competitive with external benchmarks and properly aligned with stockholder interests. However, the Company considers external benchmark data as only one factor in setting compensation for its named executive officers. The Compensation Committee and the Board of Directors also generally consider the executive's experience, tenure, position, and internal pay equity in making compensation decisions for the named executive officers, and except as otherwise noted in this Compensation Discussion and Analysis, named executive officer compensation decisions are the product of the business judgment of the Compensation Committee and the Board of Directors. Each of the compensation elements is designed to provide the NEOs with a distinct remuneration opportunity and, when taken together, they provide the NEOs with a balanced yet competitive mix of short- and long-term compensation. The Compensation Committee may also consider additional grants from time to time based upon its determination to recognize promotions, provide for additional retention incentives or for such other reasons as the Compensation Committee deems appropriate.

  Base Salary

        Based on the review of market information and the Compensation Committee's overall assessment of each executive's performance, the Compensation Committee approved the following annual base salary adjustments for our NEOs as shown below:

Name	2013	2012
Jeffrey R. Tarr	$630,000	$575,000
Yancey L. Spruill	360,000	329,600
Walter S. Scott	330,000	300,000
Timothy M. Hascall	330,000	300,000
David B. Turner, Jr.	325,000	285,000

  Executive Success Sharing Plan

        The Executive Success Sharing Plan is our incentive compensation plan which provides NEOs with the ability to earn both annual cash incentives and annual long-term incentive grants based on both Company financial metrics and individual strategic objectives. The purpose of the Executive Success Sharing Plan is to align executive rewards with Company performance and, through the grant of equity awards, as well as recognize individual contributions. Thus, the Executive Success Sharing Plan payouts are based on both corporate financial metrics and individually pre-established objectives as described in more detail below. The full Board of Directors, advised by the Compensation Committee, has the discretion to approve both the cash and equity awards made under the Executive Success Sharing Plan. No discretionary adjustments were made in 2013 under the program.

   2013 Executive Success Sharing Plan—Cash Incentive Award Targets

        Per the terms of the Executive Success Sharing Plan, the Compensation Committee has the ability to set threshold, target and maximum performance levels for each performance metric based on the recommendations from management, Towers Watson, and historical and forecasted results. If threshold performance levels are not achieved, there is no payout. For 2013, the structure established by the Compensation Committee was similar to the 2012 Executive Success Sharing Plan, with up to 70% of target cash incentives based on 2013 consolidated revenue and 2013 Adjusted EBITDA Margin Percentage and, for executives other than the Chief Executive Officer, the remaining 30% is based on the Chief Executive Officer's qualitative assessment of the executive's performance, against the individual's pre-determined objectives.

        For 2013, the Company's NEOs are eligible for the following cash incentive payments (displayed as a percentage of base salary) for achievement of 2013 performance goals at target levels:

Name	Percentage
Jeffrey R. Tarr	100%
Yancey L. Spruill	60%
Walter S. Scott	60%
Timothy M. Hascall	60%
David B. Turner, Jr.	60%

        The percentage targets are reviewed and approved annually by the Compensation Committee based on appropriate benchmark market information presented by Towers Watson. The target opportunities were generally competitive with the market median. Under the 2013 Executive Success Sharing Plan, actual payouts of the cash awards to the participating NEOs can range from 0% to 200% of these target levels, depending on the level of achievement of the pre-determined Company financial goals, and based on the accomplishment of pre-established individual objectives as determined by the CEO and Compensation Committee.

        For 2013, the financial-based portion of the cash award was based on two Company performance metrics: 2013 consolidated revenue and 2013 Adjusted EBITDA Margin Percentage, weighted evenly between the two metrics. The Company believes these metrics are strong indicators of the overall performance of the Company and are key factors related to driving stock price and corresponding stockholder value.

        The table below illustrates the payout range for each designated level of performance above or below target.

Metric	Threshold	Target	Maximum
Adjusted EBITDA Margin Percentage
(with threshold and maximum expressed as a percentage of the target level of performance)	85%	100%	115%
Consolidated Revenue
(with threshold and maximum expressed as a percentage of the target level of performance)	94%	100%	106%
Payout
(percentage of target cash incentive corresponding to that metric paid as a result of attaining this level of performance)	50%	100%	200%

        Awards are interpolated between the described intervals. Performance below Threshold results in a zero payout, for that metric.

  2013 Results—Executive Success Sharing Plan Cash Incentive Actual Awards

        The table below shows the performance goals for both Company financial metrics which made up 70% of each named executive officer's total award, the level of actual achievement against the goals, and the payout percentages for the Company financial-based portion of the awards.

Metric	2013 Target Performance ($ in millions)	2013 Actual Performance ($ in millions)	2013 Payout Percentage per Metric
Consolidated Revenue (35%)	$658	$613	0%
Adjusted EBITDA Margin Percentage* (35%)	39.3%	39.7%	103.4%

*
For purposes of the 2013 Executive Success Sharing Plan Cash Awards the Adjusted EBITDA Margin Percentage is a non-GAAP financial measure that represents net income before interest, taxes, depreciation and amortization expense, merger costs and cash incentive expense, the total of which is divided by net revenue.

        The payment of the individual performance objective portion (30%) of the cash award under the 2013 Executive Success Sharing Plan to the named executive officers was based on our Chief Executive Officer's subjective and qualitative assessment of each officer's job performance for the year and subsequent recommendation to and approval by the Compensation Committee. In considering the cash award recommended for each named executive officer, the Chief Executive Officer took into account each individual's contribution to Company achievements and, in particular, predetermined achievements against certain strategic initiatives of the Company, including performance of the EnhancedView program, achieving certain growth objectives in the Company's US government and diversified commercial segments, and executing on certain strategic, corporate compliance and governance initiatives. In addition, the Chief Executive Officer considered the individual's leadership contributions to the Company relative to all members of senior management.

        The CEO uses the following nine corporate leadership team goals to determine the individual performance levels for each Executive:

Focus Areas	Corporate Goals
EnhancedView Success	EnhancedView Execution: Achieve all EnhancedView milestones and metrics
EnhancedView Funding: Achieve full FY14 funding for EnhancedView by increasing end-user support and value-added services
Profitable Customer Growth	Growth: Exit 2013 with 12-month backlog required to achieve 2014 growth targets
Diversification: Profitably grow revenue in all targeted customer segments beyond the EnhancedView Service Level Agreement
Operational Excellence	Offerings: Profitably grow Information & Insight revenue
Quality: Improve product quality and customer service to deliver superior customer experience
Synergies & Scalability: Achieve all metrics and milestones of the combination and build a more scalable business for the future
Culture of Leadership	Culture: Behave according to our Purpose, Vision and Values to build team member engagement and drive performance of the combined company

        The table below shows, for each named executive officer, the percentages of the target award earned on the individual portion of the cash award, and, when added to the percentage earned on the financial-based portion of the cash award, the percentage of the total target cash incentive earned and the actual total cash incentive amounts paid under the 2013 Executive Success Sharing Plan. These cash incentive amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the 2013 Summary Compensation Table.

	Percent of Individual Performance Portion Earned	Percent of Financial-Based Portion Earned*	Percent of Total Target Cash Incentive Earned	Total Cash Incentive Amount
Jeffrey R. Tarr	170%	36.2%	87%	$550,000
Yancey L. Spruill	135%	36.2%	77%	166,000
Walter S. Scott	170%	36.2%	87%	173,000
Timothy M. Hascall	190%	36.2%	93%	185,000
David B. Turner, Jr.	135%	36.2%	78%	150,000

*
Represents the 103.5% payout percentage for the Adjusted EBITDA Margin Percentage, multiplied by 50% (as each Company performance metric was weighted 50%), multiplied by 70% (as 70% of each executive's cash incentive opportunity was based on the Company performance metrics).

  2013 Executive Success Sharing Plan—Long-Term Incentive Actual Awards

        The Executive Success Sharing Plan provides for the grant of equity awards by the Compensation Committee in the form of restricted stock units and performance share units annually each year. We believe long-term equity-based compensation is an effective tool for motivating the creation of value for stockholders because the value of such compensation has a direct correlation to the long-term appreciation of the Company's stock price and encourages retention.

        In 2013, we made all equity grants under our 2007 Employee Stock Option Plan, which was amended and restated in May 2012 ("2007 Plan"). We also have prior awards outstanding under the Amended and Restated 1999 Equity Incentive Plan ("1999 Plan").

        For 2013, the criteria for determining the size of the annual equity grants to the named executive officers were set forth under the 2013 Executive Success Sharing Plan as well as the peer group and high tech industry benchmark market data provided by Towers Watson and discussed above.

        Our NEOs had target equity incentive compensation for 2013 as follows (amounts in thousands):

	2013 Long Term Incentive Target (grant date value)	Actual 2013 Equity Grant (50% RSUs/ 50% PSUs) (grant date value)		Total Equity Granted as a % of Target
Jeffrey R. Tarr	$2,200,000	$3,200,084		145%
Yancey L. Spruill	600,000	800,056		133%
Walter S. Scott	550,000	800,056		145%
Timothy M. Hascall	550,000	800,056		145%
David B. Turner, Jr.	450,000	650,081	*	144%

*
Mr. Turner additionally received a $150,007 grant of RSUs made on May 21, 2013 in connection with the expansion of his duties.

        Long-term incentive awards for the NEOs consisted of a grant to each executive in the form of:

  •
  50% RSUs which vest annually in equal increments over a period of four years beginning on the first anniversary of the grant date; and

  •
  50% PSUs for which the vested amount is adjusted from the initial grant based upon the attainment of targets after a three year performance period payable in March 2016 and is based on the performance against two metrics: ROIC and Total Shareholder Return, as described below.

        Each performance unit entitles the holder to a number of shares ranging from zero to 200% of the award, based on a combination of performance metrics as defined below:

  •
  50% of the PSU award vesting is based on three-year ROIC for the performance period of January 1, 2013 through December 31, 2015. The methodology for determining the target ROIC is correlated to the Company's Weighted Average Cost of Capital (WACC).

  •
  50% of the PSU award vesting is based on relative Total Shareholder Return to the Russell 2000 payable upon approval by the Compensation Committee in March 2016. The number of performance units earned is subject to further adjustment (increase or decrease) depending on the total stockholder return of the Company's common stock compared to the total stockholder return of the stock relative to the Russell 2000 established by the Compensation Committee for the period from January 1, 2013 to December 31, 2015 as set forth below:

TSR Percentile Relative to the Russell 2000	Percent of Target Shares Vested
below 25th	0%
25th	50%
50th	100%
75th and above	200%

*
The between target levels will be calculated using straight line interpolation.

        Total stockholder return for the Company and for each company in the Peer Group is calculated by dividing the difference between the starting and ending share price for the performance period by the starting share price.

  2012 Executive Success Plan—Performance Share Units

        Beginning in 2012, the Compensation Committee introduced PSUs into the "mix" of equity grants as such awards aligns their payout directly with performance metrics that increase stockholder value. Each PSU granted is equivalent in value to one share of common stock and vests over a three-year performance period. The actual number of shares issued for each performance share unit may increase by up to 200% or decrease to zero depending upon the achievement of pre-determined performance goals established by the Compensation Committee, which includes the achievement of certain ROIC performance, over a three-year period.

        The metric for the 2012-2014 PSUs is a three-year ROIC for the performance period of January 1, 2012 through December 31, 2014 payable upon approval by the Compensation Committee in March 2015. The methodology for determining the target ROIC is correlated to the Company's Weighted Average Cost of Capital (WACC). The Compensation Committee's view was that the acquisition of GeoEye was a positive long-term strategic decision for stockholders. However, the Compensation Committee believed that the acquisition of GeoEye would have a material and short term dilutive impact on ROIC forecasts. Since the Compensation Committee did not contemplate an acquisition such as the GeoEye acquisition at the time it established the performance goals for the 2012-2014 PSUs, the Compensation Committee believed it was appropriate to modify the performance metrics applicable to the 2012-2014 PSUs to preserve the level of incentives that were originally intended by the Compensation Committee in granting the 2012-2014 PSUs and mitigate the impact of the acquisition of GeoEye. The Compensation Committee determined that actual 2012 ROIC performance for the Company to the point of the acquisition of GeoEye was sufficient, in its judgment, to justify vesting one-third of the 2012-2014 PSUs (subject to satisfaction of the time-based vesting conditions applicable to the award). The Compensation Committee re-set the performance goal applicable to the two-thirds portion of the 2012-2014 PSUs that remained subject to ROIC performance for 2013 and 2014 to approximate a similar result based on pre-acquisition forecasts and to take the acquisition into account.

        Below is a summary description of the modifications that were made to the 2012-2014 PSUs which were made following the acquisition of GeoEye:

  •
  The 2012 portion was locked at the pre-acquisition completed performance levels for FY 2012

  •
  The 2013-2014 ROIC metrics were modified to align with the board-approved acquisition financial model ROIC forecast

  •
  At the time of modification, the projected award vesting for the 2012-2014 PSUs was 89.3% of target

 Stock Ownership Guidelines

        In December 2010, the Compensation Committee recommended, and the Board of Directors approved, Stock Ownership Guidelines. The Stock Ownership Guidelines apply to our Chief Executive Officer, our other elected officers, including named executive officers, and our non-employee directors. The Stock Ownership Guidelines recommend that for the term of their tenure with the Company, named executive officers hold Qualifying Shares, as defined in the table below. Covered executives and non-employee directors are expected to achieve the holdings required by the Stock Ownership Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable.

Stock Ownership Guidelines

Chief Executive Officer	5x Base Salary
Executive Vice President	3x Base Salary
Other Elected Officers	1.5x Base Salary
Non-Employee Directors	3x Annual Cash Retainer

        Qualifying Shares include (i) shares of DigitalGlobe common stock held by the covered executive or non-employee director in a brokerage account, or for the covered executive's or non-employee director's benefit in trust, or through a tax qualified retirement plan, (ii) restricted shares or restricted stock units (whether vested or unvested), and (iii) 50% of the aggregate spread on vested DigitalGlobe stock options held by the covered executive or non-employee director.

Executive Non-qualified Deferred Compensation

        In 2013, we implemented a deferred compensation plan ("Plan") for certain employees and members of the Board of Directors to provide an opportunity to defer compensation on a pre-tax basis.

        Executives who elect to participate in the Plan may defer up to 90% of annual base salary; up to 100% of incentive and other compensation; and the payment of up to 100% of any RSUs awarded. Participants in the Plan specify one or more benchmark fund(s) in which their cash deferrals will be deemed to be invested for purposes of crediting earnings or losses on the deferrals. RSUs continue to be paid in shares of our common stock.

        We may also make discretionary contributions at any time based upon individual or overall corporate performance, which may be subject to a different vesting schedule than elective deferrals. We did not make any contributions to the Plan in 2013.

        Each Plan year's deferrals may have a separate distribution schedule elected by the Plan participant. Plan participants may generally elect to receive a Plan year's deferrals at a specified future date while employed (scheduled in-service withdrawal) and/or at termination of employment.

        We provide this benefit because we believe that providing the opportunity to participate in the Plan is important as a retention and recruitment tool as many of the companies in the Peer Group with which we compete for executive talent provide a similar plan to their senior executives.

        None of our named executive officers participates in or has account balances in non-qualified defined contribution plans.

Chief Executive Officer Employment Agreement

        On February 23, 2011, the Company entered into an Employment Agreement with Jeffrey R. Tarr. Mr. Tarr currently serves as our President and Chief Executive Officer. A description of Mr. Tarr's

Employment Agreement was filed with the SEC on Form 8-K on February 28, 2011 (but such Current Report on Form 8-K and information is not incorporated by reference into this Proxy Statement).

        Base Salary.    Mr. Tarr's Employment Agreement provides for an annual base salary that may be increased, but not decreased, at the discretion of the Board of Directors. For 2013, Mr. Tarr's annual base salary was increased to $630,000 from $575,000, representing an increase of approximately 9.6% from his 2012 base salary. In considering the increase, the Compensation Committee and the Board of Directors were informed by market data for chief executive officers in the Company's peer group provided by Towers Watson. The Compensation Committee and the Board of Directors also based their decision on assessment of Mr. Tarr's performance during 2012, including Mr. Tarr's achievement of performance and leadership objectives specified by the Board of Directors.

        Annual Cash Incentive.    Mr. Tarr's Employment Agreement provides for an annual target cash incentive equal to no less than 85% of Mr. Tarr's annual base salary, if target levels of performance for that year (as established by the Board of Directors each year) are achieved, with greater or lesser amounts (including zero) paid for performance above and below target. Any cash incentive for a calendar year is subject to Mr. Tarr's continued employment with the Company through the end of the calendar year in which the cash incentive is earned.

        For 2013, the Compensation Committee and the Board of Directors determined that Mr. Tarr's annual target cash incentive would be set at 100% of Mr. Tarr's annual base salary. The determination by the Compensation Committee and the Board of Directors was informed by market data for chief executive officers in the Company's peer group provided by Towers Watson. The Board of Directors and the Compensation Committee further determined that the performance goals applicable to Mr. Tarr's 2013 annual cash incentive would be weighted 70% with respect to the Company financial performance metrics established under the Company's Executive Success Sharing Plan applicable to the other named executive officers, described above, and 30% to individual performance criteria as determined by the Board of Directors. The financial performance metrics which represented 70% of the total resulted in a cash incentive amount of $230,000. The individual performance-based portion of Mr. Tarr's cash incentive which represented 30% of the total was determined to be $320,000 based upon the Compensation Committee's subjective and qualitative assessment of Mr. Tarr's job performance in 2013, taking into account his completion of certain strategic initiatives of the Company, including performance on the EnhancedView program, achieving certain growth objectives in the Company's commercial and defense and intelligence segments, and executing on certain strategic, corporate compliance and governance initiatives.

        Annual Equity Grant.    Pursuant to Mr. Tarr's Employment Agreement, Mr. Tarr is eligible for annual and/or other equity incentive grants based on the achievement of individual and Company-related performance criteria. Performance criteria include such criteria as determined by the Board of Directors, which may (but need not) include stock price, operating earnings, revenue, new product growth, operational improvements, individual goals, and/or such other metrics as the Board of Directors shall determine. The vesting and other terms of such equity incentive grants shall be determined by the Board of Directors at the time of grant, provided that all annual equity grants will vest on a pro rata basis in the event of Mr. Tarr's death or disability.

        For 2013, Mr. Tarr's equity target was valued at $2,200,000. The actual grants for 2013 were made in the form of 50% shares of time-vested restricted stock valued at $1,600,023, and 50% performance share units valued with an initial grant value of $1,600,061 for a total value at date of grant of $3,200,084, or 145% of target. In determining Mr. Tarr's long term incentive award, the Compensation Committee and the Board of Directors considered the same factors as it considered in determining Mr. Tarr's 2013 cash incentive and were also informed by market data for chief executive officers in the Company's peer group provided by Towers Watson.

        Benefits.    For so long as Mr. Tarr remains in the employ of the Company, he is entitled to participate in and shall receive rights and benefits under those employee benefits plans that the Company provides for its executive employees generally, including medical and 401(k) benefits. These are the benefits offered to substantially all employees of DigitalGlobe.

Pension Benefits

        None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans maintained by us.

Accounting and Tax Considerations

        We follow the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718 (formerly, FASB Statement 123R). Under FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We structure cash incentive compensation so that it is taxable to our employees at the time it becomes available to them. Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of "outside directors," (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied; and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        Our Compensation Committee intends for all stock options and stock appreciation rights granted under our 2007 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as shares of restricted stock, that may qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan will be fully deductible under all circumstances. Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) of the Internal Revenue Code and to grant compensation awards in the future in a manner consistent with the best interests of the Company and our stockholders.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of the following three non-employee directors: Messrs. Jenson (Chairman), Hough and Whitehurst, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE. The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company's Web site at http://www.digitalglobe.com.

        The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

The Compensation Committee:
Warren C. Jenson, Chairman Lawrence A. Hough James M. Whitehurst

        Pursuant to the rules of the SEC, the foregoing Compensation Committee Report is not deemed "soliciting material," is not "filed" with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        General Estes, Mr. Jenson, Mr. Hough, Mr. Whitehurst each served on the Compensation Committee during all or part of fiscal 2013. None of these directors is or has been a former or current executive officer or employee of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K promulgated by the SEC. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2013.

COMPENSATION TABLES

Summary Compensation Table

        The following summary compensation table sets forth the total compensation earned for the years ended December 31, 2013, December 31, 2012, and December 31, 2011 by the Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2013. We refer to these officers as our "named executive officers."

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)		Total ($)
Jeffrey R. Tarr	2013	616,250	—		3,622,376		—		550,000	10,980		4,799,606
President, Chief Executive	2012	568,750	—		860,415		1,006,603		1,034,000	10,730		3,480,498
Officer and Director	2011	408,621	—		1,250,008	(5)	1,250,005	(5)	347,100	987		3,256,721
Yancey L. Spruill	2013	352,400	—		929,992		—		166,000	9,400		1,457,792
Executive Vice President,	2012	327,200	—		252,008		280,004		354,000	8,483		1,221,695
Chief Financial Officer	2011	315,000	—		132,016		308,009		167,100	9,265		931,390
Walter S. Scott	2013	322,500	—		925,118		—		173,000	11,670		1,432,288
Executive Vice President,	2012	292,500	—		292,062		385,003		332,000	11,419		1,312,984
Chief Technical Officer	2011	267,500	—		95,726		223,313		155,100	8,913		750,552
Timothy M. Hascall	2013	322,500	—		912,131		—		185,000	9,400		1,429,031
Executive Vice President Operations	2012	289,167	—		181,364		157,500		327,000	1,255		956,286
and Customer Experience	2011	68,565	—		300,004	(5)	300,001	(5)	40,000	662		709,232
David B. Turner, Jr.	2013	313,750	—		902,662		—		150,000	9,400		1,375,812
Senior Vice President, Sales	2012	166,250	100,000	(6)	449,018	(5)	350,000	(5)	148,000	175,854	(7)	1,389,122
and Marketing	2011	—	—		—		—		—	—		—

(1)
Salary paid to Messrs. Tarr, Hascall and Turner was pro-rated based on their dates of employment of April 2011, September 2011 and June 2012, respectively.

(2)
Stock awards consist of service-based and performance-based restricted share awards. On July 25, 2013 and as discussed in the Compensation Discussion and Analysis, the Company modified certain vesting metrics of the PSUs granted in 2012 to preserve the level of incentives that were originally intended and mitigate the impact of the acquisition of GeoEye. While we did not view this modification as a new grant to the executive as it was made to preserve the incentives originally intended, in accordance with applicable SEC rules the incremental fair value each executive's award attributable to the modification is included. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value (the incremental fair value, as to the award modification noted above) for grants made by us in the years ended December 31, 2013, 2012 and 2011, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 9 to our audited consolidated financial statements for the years ended December 31, 2013 and December 31, 2012, included in our Annual Reports on Form 10-K for the years ended December 31, 2013 and December 31, 2012, respectively, and Note 10 to our audited consolidated financial statements for the year ended December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011.

With respect to equity incentive plan awards (our PSUs) and as required by applicable SEC rules, this column reflects the grant date fair value (the incremental fair value, as to the award modification noted above) of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. In each case, on the applicable grant date we considered the "targeted" award level as the probable outcome of the award. The following table presents the grant date fair values of the PSUs awarded in 2013, as well as the 2012 PSUs modified in 2013, under two sets of assumptions: (a) assuming that the annual performance target would be achieved, which we originally judged to be the probable outcome (the value on which the 2013 grant date fair value was determined for purposes of presenting the information in the

  Summary Compensation Table as to these awards for 2013), and (b) assuming that the highest level of performance condition would be achieved (maximum performance):

Name	Award	Value (Based on Probable Outcome) ($)	Value (Based on Maximum Performance) ($)
Jeffrey R. Tarr	2013 PSUs	1,600,061	3,200,122
	2012 Modification	422,292	731,438
Yancey L. Spruill	2013 PSUs	400,043	800,087
	2012 Modification	129,936	225,058
Walter S. Scott	2013 PSUs	400,043	800,087
	2012 Modification	125,062	216,615
Timothy M. Hascall	2013 PSUs	400,043	800,087
	2012 Modification	112,075	194,120
David B. Turner, Jr.	2013 PSUs	325,070	650,140
	2012 Modification	102,574	177,665
(3)
Option award amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see the Notes to our audited consolidated financial statements referred to in footnote (2) above.

(4)
Includes perquisites, the value of the annual employer match under our tax-qualified 401(k) Savings and Retirement Plan, employer paid executive health plan costs and employer paid disability insurance premiums itemized on the "2013 All Other Compensation" table below.

(5)
Messrs. Tarr's and Hascall's 2011 equity awards and Mr. Turner's 2012 equity awards were granted in connection with commencement of employment.

(6)
Reflects a $100,000 sign-on bonus.

(7)
Mr. Turner's other compensation includes $175,000 for reimbursement for costs of a business-related relocation.

2013 All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)(1)	Company Contributions to Retirement and 401(k) Plans ($)(2)	Total ($)
Jeffrey R. Tarr	2013	1,580	(3)	650	8,750	10,980
Yancey L. Spruill	2013	—		650	8,750	9,400
Walter S. Scott	2013	2,270	(3)	650	8,750	11,670
Timothy M. Hascall	2013	—		650	8,750	9,400
David B. Turner, Jr.	2013	—		650	8,750	9,400

(1)
Consists of long-term disability premium payments.

(2)
Consists of Company matching contributions to the Company's 401(k) plan. The Company has no other retirement plan in place.

(3)
Consists of reimbursement for annual health physical exam.

2013 Grants of Plan-Based Awards

        The following table contains information for our named executive officers with respect to (i) incentive opportunities under our 2013 Executive Success Sharing Plan, and (ii) stock awards granted in 2013. We did not grant any stock options to our named executive officers in 2013:

													Grant Date Fair Value of Stock and Option Awards ($)(3)
										All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)
		Compensation Committee Approval Date
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey R. Tarr	1/25/2013	1/25/2013		315,000	630,000	1,260,000				56,319	—	—	1,600,023
	7/24/2013	7/24/2013					20,605	41,209	82,418		—	—	1,600,061
	7/24/2013	7/24/2013	(4)				9,040	18,079	36,158	6,617	—	—	422,292
Yancey L. Spruill	1/25/2013	1/25/2013		108,000	216,000	432,000				14,080	—	—	400,013
	7/24//2013	7/24/2013					5,152	10,303	20,606		—	—	400,043
	7/24/2013	7/24/2013	(4)				2,782	5,563	11,126	2,036	—	—	129,936
Walter S. Scott	1/25/2013	1/25/2013		99,000	198,000	396,000				14,080	—	—	400,013
	7/24/2013	7/24/2013					5,152	10,303	20,606		—	—	400,043
	7/24/2013	7/24/2013	(4)				2,677	5,354	10,708	1,960	—	—	125,062
Timothy M. Hascall	1/25/2013	1/25/2013		99,000	198,000	396,000				14,080	—	—	400,013
	7/24/2013	7/24/2013					5,122	10,303	20,606		—	—	400,043
	7/24/2013	7/24/2013	(4)				2,399	4,798	9,596	1,756	—	—	112,075
David B. Turner, Jr.	1/25/2013	1/25/2013		97,500	195,000	390,000				11,440	—	—	325,011
	5/21/2013	5/21/2013								5,245	—	—	150,007
	7/24/2013	7/24/2013					4,186	8,372	16,744		—	—	325,070
	7/24/2013	7/24/2013	(4)				2,143	4,286	8,572	1,569	—	—	102,574

(1)
These columns present the potential cash incentive payments under the 2013 Executive Success Sharing Plan. Threshold represents achievement of the lowest level of performance against the Company performance metrics (Consolidated Revenue and Adjusted EBITDA Margin Percentage) required for payment of a portion of the target cash incentive opportunity corresponding to the Company performance metrics (70% of the overall cash incentive opportunity is based on the Company performance metrics, the threshold payout is 50% of that 70% of the overall cash incentive opportunity). There is no threshold with respect to the 30% of each cash incentive opportunity based on individual performance. In each case, the actual payout could be zero based on actual performance (i.e., there is no minimum cash incentive required under the plan). Maximum represents payment of the maximum possible cash incentive amount under the 2013 Executive Success Sharing Plan assuming performance at or exceeding the maximum performance levels under the plan. Target represents the bonus payout at the targeted performance levels. See the Compensation Discussion and Analysis section above for a description of the 2013 Executive Success Sharing Plan.

(2)
This column represents potential future payouts (in numbers of shares of our common stock) with respect to PSUs granted in 2013. The Threshold represents achievement of the lowest minimum level required for issuance of shares based on performance against specified metrics. The actual payout could be zero based on actual performance (i.e., there is no minimum payout required under the awards). Maximum represents payment of the maximum possible payout under the awards assuming performance at or exceeding the maximum performance levels under the awards. Target represents the payout at the targeted performance levels. Absent a change in control, the PSUs vest, if at all, based on performance over the period from January 1, 2013 through December 31, 2015, and any earned shares will be issued in 2016. See the Compensation Discussion and Analysis section above for a description of the terms and conditions of these awards.

(3)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value of our equity awards granted to the named executive officers in 2013, calculated in accordance with FASB ASC Topic 718. With respect to equity incentive plan awards (our PSUs), this column reflects the grant date fair value (the incremental fair value, as to the award modifications discussed in footnote (4) below) of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The probable outcome of these awards as of the grant date was the targeted award level. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 9 to our audited consolidated financial statements for the year ended December 31, 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
As discussed in the Compensation Discussion and Analysis, the performance goals established with respect to our PSUs granted in 2012 were modified in order to preserve the level of incentives that were originally intended and mitigate the impact of the acquisition of GeoEye. This line item does not reflect an additional equity award to the named executive officer but, in accordance with applicable SEC rules, reflects the modification of the executive's 2012 PSUs to mitigate the impact of the acquisition of GeoEye.

 2013 Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning the outstanding equity awards held by our named executive officers as of December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(17)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
Jeffrey R. Tarr						111,471	(7)	4,587,032	59,288	(12)	1,219,851
	42,955	(1)	42,956	29.60	2/23/2021
	47,481	(4)	142,444	11.80	3/6/2022
Yancey L. Spruill						27,215	(8)	1,119,897	15,866	(13)	326,443
	40,000		—	12.50	10/20/2015
	25,000		—	22.50	6/14/2017
	44,000		—	27.40	1/31/2018
	9,180		—	27.40	3/7/2018
	34,124		—	21.30	3/23/2019
	17,241	(2)	5,748	24.18	3/2/2020
	10,584	(3)	10,585	29.60	2/23/2021
	13,207	(4)	39,624	11.80	3/6/2022
Walter S. Scott						29,315	(9)	1,206,312	15,657	(14)	322,143
	25,000		—	22.50	6/14/2017
	36,000		—	27.40	1/31/2018
	9,180		—	27.40	3/7/2018
	21,991		—	21.30	3/23/2019
	16,250	(2)	5,417	24.18	3/2/2020
	7,674	(3)	7,674	29.60	2/23/2021
	18,160	(4)	54,482	11.80	3/6/2022
Timothy M. Hascall						27,143	(10)	1,116,934	15,101	(15)	310,703
	17,319	(5)	14,664	21.38	10/12/2021
	7,429	(4)	22,288	11.80	3/6/2022
David B. Turner, Jr.						35,300	(11)	1,452,595	12,658	(16)	260,438
	12,500	(6)	37,500	15.40	6/1/2022

(1)
25% of the original grant vests on each of April 4, 2014 and 2015.

(2)
25% of the original grant vests on March 2, 2014.

(3)
25% of the original grant vests on each of February 23, 2014 and 2015.

(4)
25% of the original grant vests on each of March 6, 2014, 2015 and 2016.

(5)
Unexercisable shares vest monthly from January 12, 2014 through October 12, 2015.

(6)
25% of the original grant vests on each of June 1, 2014, 2015 and 2016.

(7)
21,115 shares vest in equal annual installments over two years beginning on April 4, 2014; 27,420 shares vest in equal annual installments over three years beginning on March 6, 2014; 56,319 shares vest in equal annual installments over four years beginning on January 25, 2014; 6,617 shares vest on May 21, 2015.

(8)
1,241 shares vest on March 2, 2014; 2,230 shares vest in equal annual installments over two years beginning on February 23, 2014; 7,628 shares vest in equal annual installments over three years beginning on March 6, 2014; 14,080 shares vest in equal annual installments over four year beginning on January 25, 2014; 2,036 shares vest on May 21, 2015.

(9)
1,170 shares vest on March 2, 2014; 1,617 shares vest in equal annual installments over two years beginning on February 23, 2014; 10,488 shares vest in equal annual installments over three years beginning on March 6, 2014; 14,080 shares vest in equal annual installments over four years beginning on January 25, 2014; 1,960 shares vest on May 21, 2015.

(10)
7,016 shares vest in equal annual installments over two years beginning on October 12, 2014; 4,291 shares vest in equal installments over three years beginning on March 6, 2014; 14,080 shares vest in equal annual installments over four years beginning on January 25, 2014; 1,756 shares vest on May 21, 2015.

(11)
17,046 shares vest in equal annual installments over three years beginning on June 1, 2014; 11,440 shares vest in equal annual installments over four years beginning on January 25, 2014; 5,245 shares vest in equal annual installments over four years beginning on April 24, 2014; 1,569 shares vest on May 21, 2015.

(12)
18,079 performance-based shares will vest on May 21, 2015 and 41,209 performance-based shares will vest on March 31, 2016 provided that the target performance criteria are met.

(13)
5,563 performance-based shares will vest on May 21, 2015 and 10,303 performance-based shares will vest on March 31, 2016 provided that the target performance criteria are met.

(14)
5,354 performance-based shares will vest on May 21, 2015 and 10,303 performance-based shares will vest on March 31, 2016 provided that the target performance criteria are met.

(15)
4,798 performance-based shares will vest on May 21, 2015 and 10,303 performance-based shares will vest on March 31, 2016 provided that the target performance criteria are met.

(16)
4,286 performance-based shares will vest on May 21, 2015 and 8,372 performance-based shares will vest on March 31, 2016 provided that the target performance criteria are met.

(17)
This value is based on the December 31, 2013 per share closing price of our common stock of $41.15 and calculated payout at threshold amount for equity incentive plan awards.

2013 Option Exercises and Stock Vested Table

        The following table provides information concerning vesting of stock awards for our named executive officers during the fiscal year ended December 31, 2013. No named executive officer exercised a Company stock option during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)($)
Jeffrey R. Tarr	—	—	19,698	560,616
Yancey L. Spruill	—	—	4,898	136,658
Walter S. Scott	—	—	5,474	154,972
Timothy M. Hascall	—	—	4,938	149,942
David B. Turner, Jr.	—	—	5,682	171,767

(1)
The value of stock awards that vested during the year is calculated by multiplying the number of the executive's shares or share units that vested on the applicable date by the closing price of a share of our common stock on that date (or for the immediately preceding trading day, if the vesting date is not a trading day).

Payments and Potential Payments Upon Termination or Change in Control

Benefits Payable to Mr. Tarr

        On February 23, 2011, we entered into an Employment Agreement with Mr. Jeffrey Tarr for his service as our President and Chief Executive Officer. Mr. Tarr's Employment Agreement provides for certain benefits in the event of termination or change in control as follows:

        In the event the Employment Agreement is terminated by the Company for Cause, or otherwise terminates due to the Disability, death or voluntary termination by Mr. Tarr other than for Good Reason, the Company shall pay Mr. Tarr (or, if applicable, his estate) in a lump sum (a) any unpaid portion of Mr. Tarr's accrued base salary and accrued paid time off; (b) any amounts payable pursuant to the terms of any pension or welfare benefit plan, and (c) any expense reimbursements payable pursuant to the Company's reimbursement policy ("Accrued Obligations"). In the event of termination due to the Disability or death of Mr. Tarr, (x) any unvested portion of the initial equity award, per the terms of the Employment Agreement, shall immediately vest, and (y) any unvested portions of any other equity awards shall vest pro rata based on the number of days served prior to the termination date as a percentage of the full vesting period for each award. In the event of termination for Cause or voluntary termination by Mr. Tarr, any unvested equity grants shall be forfeited as of the date of termination. In all cases of termination, any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

        In the event the Employment Agreement is terminated by the Company without Cause or is otherwise terminated by Mr. Tarr by resignation for Good Reason outside of a Change in Control context (as described in the next paragraph), Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (i) two times (ii) the sum of (A) Mr. Tarr's then in effect base salary and (B) the average of Mr. Tarr's last two years of actual cash incentive payments (ignoring the year in which termination occurs and annualizing his 2011 cash incentive as applicable). Any unvested equity grants are forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

        In the event the Employment Agreement is terminated by the Company without Cause or otherwise terminated by Mr. Tarr by resignation for Good Reason within six months prior to, upon or within twenty-four months following a Change in Control, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (i) two times (ii) the sum of (A) Mr. Tarr's then in effect base salary and (B) Mr. Tarr's target cash incentive amount. In addition, any unvested equity awards that were granted prior to the Change in Control will fully vest and, in the case of stock options, become exercisable. All vested equity awards shall be treated as specified in the applicable equity plan and award agreement. Consistent with the employment arrangements of the Company's other executives, the Employment Agreement does not include a golden parachute excise tax "gross-up" provision in the event of a Change in Control. Mr. Tarr's Employment Agreement does not provide for a "gross-up" of any golden parachute excise taxes under Section 280G of the Code. Rather, it includes a "modified cutback" pursuant to which benefits are either paid out in full or reduced so that the excise tax is avoided, whichever produces a better after-tax result for Mr. Tarr.

        In the event the Company elects not to renew Mr. Tarr's Employment Agreement following the initial thirty-six month term or any extension thereof, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to 1.85 times Mr. Tarr's then in effect base salary. Any unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

        If Mr. Tarr is entitled to severance benefits, the Company will provide welfare benefits (including health and life insurance, but excluding disability insurance) at its sole cost for the period used to calculate any applicable severance payment, provided that such coverage will end upon Mr. Tarr becoming eligible for such benefits from a subsequent employer. The receipt of severance pay or benefits under the terms of Mr. Tarr's Employment Agreement is contingent upon his execution and non-revocation of a general release and waiver of employment-related claims against the Company.

        For purposes of the Employment Agreement,

  "Cause" is defined as:

  •
  Conviction of a felony or a crime involving fraud or moral turpitude;

  •
  Theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Mr. Tarr's ability to perform appropriate employment duties for the Company;

  •
  Intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement;

  •
  Mr. Tarr's loss of TS/SCI security clearance as a result of Mr. Tarr's misconduct;

  •
  Willful failure to follow lawful instructions of the person or body to which Mr. Tarr reports; or

  •
  Gross negligence or willful misconduct in the performance of Mr. Tarr's assigned duties.

        "Disability" is defined as a physical or mental illness, injury, or condition that prevents Mr. Tarr from performing substantially all of his duties associated with his position or title with the Company for at least 90 days in a 12-month period.

        "Good Reason" is defined as the occurrence of any of the following, provided, that the Company has not cured such event within 30 days following the receipt of notice:

  •
  A material reduction or change in Mr. Tarr's title or job duties, responsibilities and requirements inconsistent with Mr. Tarr's position with the Company and Mr. Tarr's prior duties, responsibilities and requirements;

  •
  Any reduction of Mr. Tarr's then in effect base salary or target cash incentive as provided in the Employment Agreement;

  •
  Following a Change in Control, a material reduction or change of the authority, duties or responsibilities to whom Mr. Tarr is required to report, including a requirement that Mr. Tarr report to a corporate officer or employee instead of reporting directly to the Board of Directors of the ultimate parent entity;

  •
  Mr. Tarr's refusal to relocate to a facility or location more than 30 miles from the Company's current corporate headquarters; or

  •
  Any material breach of the Employment Agreement by the Company.

"Change in Control" is defined as the occurrence of any of the following events:

  •
  Any person (other than persons who are employees of the Company at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. In applying the preceding sentence, (A) securities acquired directly from the Company or its affiliates, or from an underwriter pursuant to a public offering, by or for the person shall not be taken into account, and (B) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be a Change in Control, as reasonably determined by the Board of Directors;

  •
  The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no person (other than persons who are employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

  •
  The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company's assets; or

  •
  The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Benefits Payable to Messrs. Spruill, Scott, Hascall and Turner

        The Company is a party to Employment Agreements with Mr. Spruill and Mr. Scott dated as of June 1, 2008 that were amended on October 27, 2010 (the "Amended Agreements") to, among other things, eliminate the provision for payment of a "gross-up" payment if the executive becomes entitled to certain payments and benefits and equity acceleration under his Employment Agreement and those payments and benefits constitute "parachute" payments under Section 280G of the Internal Revenue Code. In addition, Mr. Hascall is a party to a Severance Protection Agreement dated as of September 30, 2011 and Mr. Turner is a party to a Severance Agreement with the Company dated as of June 1, 2012, (collectively with the Amended Agreements, the "Agreements").

        The Agreements provide that in the event of a Change in Control, as defined in the 2007 Plan, (i) for Messrs. Spruill, Scott and Hascall, all then-outstanding unvested equity awards held by the executive will become fully vested and (ii) for Mr. Turner, all then-outstanding unvested equity awards will become fully vested on a "double trigger" basis if the executive becomes entitled to severance benefits because he is terminated without Cause or resigns for Good Reason upon or following the Change in Control. The Agreements also provide that if the executive's employment is terminated for any reason other than for Cause, disability, or death, or if the executive resigns for Good Reason, he will be entitled to severance pay equal to the sum of his or her base salary and the average of the most recent two years' cash incentives. If the executive's employment terminates under these circumstances upon or following a Change in Control, severance pay is calculated as the sum of his or her base salary plus the target cash incentive for the year in which the Change in Control occurred, multiplied by one and one-half (1.5). In addition, if the executive is entitled to severance benefits, the Company will provide welfare benefits (including health and life insurance, but excluding disability insurance) at its sole cost for the period used to calculate any applicable severance payment, provided that such coverage will end upon the executive becoming eligible for such benefits from a subsequent employer.

        The receipt of severance pay or benefits under the terms of the Agreements is contingent upon the executive's execution and non-revocation of a general release and waiver of employment-related claims against the Company. For purposes of the foregoing employment agreements, "Disability", "Change in Control", "Good Reason" and "Cause" are defined similarly as under Mr. Tarr's Employment Agreement.

 PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The table below reflects the amounts to be paid to each of the named executive officers pursuant to the terms of their agreements, assuming that a qualifying termination event, as described under their respective agreements, occurred on December 31, 2013. The actual amounts to be paid out can only be determined at the time of such officer's separation.

Name	Termination Reason	Severance Pay ($)	Options Cash-Out(1) ($)		Restricted Stock and Stock Units(2) ($)		Life Insurance Payments ($)	Medical Insurance ($)	Outplacement and Financial Counseling ($)	Gross Up Payments ($)
Jeffrey R. Tarr	Other than for Cause, Disability, Death, Resignation or Good Reason	3,328,000	—		—		—	32,400	—	—
	Cause or Resignation for Good Reason following Change in Control	2,520,000	4,678,873		7,126,398		—	32,400	—	—
	Death or Disability	—	1,641,540	(3)	2,594,033	(3)	—	—	—	—
	Cause or Resignation without Good Reason	—	—		—		—	—	—	—
	Non-Renewal	535,500	—		—		—	—	—	—
Yancey L. Spruill	Other than for Cause, Disability, Death, Resignation or Good Reason	620,000	—		—		—	17,520	—	—
	Change in Control	—	1,382,765		1,803,440		—	—	—	—
	Cause or Resignation for Good Reason following Change in Control	864,000	—		—		—	26,281	—	—
	Death or Disability	—	—		—		—	—	—	—
	Cause or Resignation without Good Reason	—	—		—		—	—	—	—
Walter S. Scott	Other than for Cause, Disability, Death, Resignation or Good Reason	582,500	—		—		—	17,271	—	—
	Change in Control	—	1,779,608		1,880,102		—	—	—	—
	Cause or Resignation for Good Reason following Change in Control	792,000	—		—		—	25,907	—	—
	Death or Disability	—	—		—		—	—	—	—
	Cause or Resignation without Good Reason	—	—		—		—	—	—	—
Timothy M. Hascall	Other than for Cause, Disability, Death, Resignation or Good Reason	586,000	—		—		—	16,200	—	—
	Change in Control	—	944,060		1,764,800		—	—	—	—
	Cause or Resignation for Good Reason following Change in Control	792,000	—		—		—	24,300	—	—
	Death or Disability	—	—		—		—	—	—	—
	Cause or Resignation without Good Reason	—	—		—		—	—	—	—
David B. Turner, Jr.	Other than for Cause, Disability, Death, Resignation or Good Reason	474,000	—		—		—	15,951	—	—
	Cause or Resignation for Good Reason following Change in Control	780,000	965,625		1,997,092		—	23,926	—	—
	Death or Disability	—	—		—		—	—	—	—
	Cause or Resignation without Good Reason	—	—		—		—	—	—	—

(1)
Represents the aggregate intrinsic value of the named executive officer's unvested, in the money stock options, based on our December 31, 2013 stock price of $41.15. The named executive officers' unvested stock option holdings as of December 31, 2013 are set forth in the "Outstanding Equity Awards at Year-End 2013" table above.

(2)
Represents the aggregate intrinsic value of (i) 100% of the unvested restricted stock awards and (ii) PSUs at target performance (PSUs are earned based on actual performance through the date of the change in control), based on our December 31, 2013 stock price of $41.15. The named executive officers' unvested restricted stock and PSU holdings as of December 31, 2013 are set forth in the "Outstanding Equity Awards at Year-End 2013" table above.

(3)
Represents accelerated vesting of the unvested portion of Mr. Tarr's initial sign-on grants made on February 23, 2011, using the intrinsic value of options and market value of restricted stock, based on our December 31, 2013 stock price of $41.15, as well as pro-rated vesting of all other equity awards issued subsequent to Mr. Tarr's initial sign-on grants.

        The Company currently maintains two equity compensation plans, the 2007 Plan and the 1999 Plan. No new awards may be granted under the 1999 Plan. The following table provides certain information as of December 31, 2013 with respect to shares of our common stock available for issuance under our equity compensation plans.

EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards(1) (a)	Weighted- Average Exercise Price of Outstanding Options(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(3)	4,093,770	$20.23	3,330,429
Equity compensation plans not approved by stockholders	—		—

Total	4,093,770	$20.23	3,330,429

(1)
Includes 232,287 target outstanding performance awards, presented assuming the maximum payout of 200% of the awards.

(2)
The weighted-average exercise price does not include RSUs or PSUs, which do not have an exercise price.

(3)
Plans include the 1999 Plan and the 2007 Plan. Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

1999 Equity Incentive Plan

        On February 16, 2000, the Board of Directors adopted our 1999 Plan. On December 12, 2000, our stockholders approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants.

        Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten-year term, generally vest over a four-year period, and are immediately exercisable.

        In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a "change in control" is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our stockholders immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, or (iv) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our stockholders immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.

Amended and Restated 2007 Employee Stock Option Plan

        On June 14, 2007, the Board of Directors adopted our 2007 Plan. On June 21, 2007, our stockholders approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, stock appreciation rights, restricted shares, restricted share units, or grants of our common stock, may be issued to our employees, officers, directors and consultants. On April 9, 2012, the Board of Directors approved, subject to stockholder approval, an amendment and restatement of the 2007 Plan. At the Company's annual meeting held on May 22, 2012, the Company's stockholders approved such amendment and restatement.

        In connection with a change in control, the Compensation Committee may in its sole and absolute discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards, provide for the termination of awards, or make other modifications it deems necessary. Under our 2007 Plan, a "change in control" is defined generally as: (i) the acquisition of securities of the Company representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) the sale of all or substantially all of our assets; or (iv) the liquidation or dissolution of the Company.

GeoEye 2010 Omnibus Incentive Plan

        On April 28, 2010, the board of directors of GeoEye, Inc. adopted the GeoEye 2010 Omnibus Incentive Plan ("2010 Plan"). On June 3, 2010, the stockholders of GeoEye, Inc. adopted the 2010 Plan, which was amended by the board of directors on April 27, 2011. The 2010 Plan provided for equity and cash awards, including stock options, stock appreciation rights, nonvested stock, restricted stock units, deferred stock units, performance-based and other share-based awards.

        In connection with the acquisition of GeoEye, the Company assumed all the obligations of GeoEye under the 2010 Plan and each outstanding equity award under the 2010 Plan continues in effect on the same terms and conditions but covers Company stock instead of GeoEye, Inc. stock (with the number of shares adjusted pursuant to and in connection with the acquisition). Unless otherwise provided in an award agreement under the 2010 Plan, due to the combination and subsequent assumption of the outstanding awards under the 2010 Plan, if a participant's employment with the Company is terminated without cause (as defined in the 2010 Plan) within 24 months following a change in control, all such awards shall immediately vest, be earned or become exercisable, as applicable. The Company is no longer making awards under the 2010 Plan.

AUDIT COMMITTEE REPORT

        As noted above, the Audit Committee is currently composed of three directors, Messrs. Carns, Cyprus and Zervigon, and Ms. Till, each of whom is independent as defined by the NYSE's listing standards. As set forth in more detail in the Audit Committee charter, the Audit Committee's primary responsibilities fall into three categories:

  •
  monitoring the preparation and review of the quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside independent registered public accounting firm regarding significant accounting and reporting matters;

  •
  the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm, as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm's communications with the Audit Committee concerning independence); and

  •
  overseeing management's implementation of effective systems of internal controls.

        In connection with these responsibilities, the Audit Committee met with management and PricewaterhouseCoopers LLP to review and discuss the consolidated financial statements filed for each quarter during 2013 and as of and for the year ended December 31, 2013. Management advised the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standard No. 16, "Communications with Audit Committee," as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received written disclosures from PricewaterhouseCoopers LLP required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant's communications with Audit Committees concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

        Based upon the foregoing review and discussions and the report of PricewaterhouseCoopers LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

The Audit Committee**:
Nick S. Cyprus, Chairman Michael P.C. Carns Kimberly Till Eddy Zervigon

**
Mr. Eddy Zervigon became a member of the Audit Committee on March 1, 2014.

Pursuant to the rules of the SEC, the foregoing Audit Committee Report is not deemed "soliciting material," is not "filed" with the SEC, is not subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

 AUDIT AND NON-AUDIT FEES

        PricewaterhouseCoopers LLP's charges for fiscal years 2013 and 2012 were as follows:

	2013	2012
Audit Fees	$3,074,000	$2,120,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	6,308	46,308

        Audit fees include amounts related to our annual audit, review of the financial statements included in our Quarterly Reports on Form 10-Q, senior indebtedness, our acquisition of GeoEye, registration statements and certain statutory audits. Other fees included amounts for due diligence services in connection with our acquisition of GeoEye and for research software subscription fees.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

        As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In 2013 and 2012, all services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

OTHER BUSINESS

        Management does not intend to bring any business before the Annual Meeting other than the election of directors, the advisory approval of the Company's executive compensation, and the ratification of the appointment of PricewaterhouseCoopers LLP, referred to in the accompanying Notice of the Annual Meeting of Stockholders. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company's Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

        Delivery of Documents to Security Holders Sharing an Address.    The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

        If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

        We file annual, quarterly and special reports, proxy statement and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 100 F Street, NE, Washington, DC 20549. Please contact the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com. The information on these websites is not incorporated by reference in this Proxy Statement.

By Authorization of the Board of Directors:

Daniel L. Jablonsky Senior Vice President, General Counsel and Corporate Secretary

DigitalGlobe, Inc.

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2014 9:00 a.m. MT

ADVANCE REGISTRATION INSTRUCTIONS

        Attendance at the Annual Meeting is limited to DigitalGlobe stockholders (or a designated representative or proxy) with proof of ownership and members of their immediate family and employees and guests of the Company. To attend as a stockholder or immediate family member, you or your family member must be a stockholder of record as of April 1, 2014, or you must provide a copy of a brokerage statement or other evidence of beneficial ownership showing your ownership of the Company's common stock on April 1, 2014. Attendees may register at the door on the day of the meeting; however, advance registration for the Annual Meeting will expedite your entry into the meeting.

        If you hold your DigitalGlobe shares directly with the Company, and you or a member of your immediate family plan to attend the Annual Meeting, and wish to register in advance, please check the appropriate box on your proxy card. Advance registration will expedite your admission to the meeting but is not required for admittance.

        If your DigitalGlobe shares are held for you in a brokerage, bank or other institutional account and you wish to register in advance, please direct your request to:

  DigitalGlobe, Inc.
  1601 Dry Creek Drive, Suite 260
  Longmont, Colorado 80503
  Attention: Corporate Secretary

        Please include the following in your request:

  •
  Your name and complete mailing address;

  •
  The name(s) of any immediate family members who will accompany you; and

  •
  Proof that you own DigitalGlobe shares (e.g., a photocopy of a brokerage or other account statement).

        No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built-in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 27, 2014, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 27, 2014, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DIGITALGLOBE, INC. 1601 DRY CREEK DRIVE SUITE 260 LONGMONT, CO 80503 M72453-P50391 DIGITALGLOBE, INC. The Board of Directors recommends you vote FOR the following: 1. Election of three Class II director nominees to serve for a three-year term expiring at our 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Abstain Against For Nominees: ! ! ! 1a. Gen. Howell M. Estes III ! ! ! 1b. Kimberly Till ! ! ! 1c. Eddy Zervigon Abstain For Against The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! 2. Approval, on an advisory basis, of the compensation of our named executive officers. ! ! ! 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Yes No ! ! Meeting Attendance: Mark the "Yes" box to the right if you plan to attend the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice and Proxy Statement and 2013 Annual Report are available at www.proxyvote.com. M72454-P50391 DIGITALGLOBE, INC. Annual Meeting of Stockholders May 28, 2014 at 9:00 AM MT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder of DigitalGlobe, Inc. ("Company") hereby appoints Daniel L. Jablonsky and Yancey L. Spruill, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of common stock of the Company held of record by the undersigned at the close of business on April 1, 2014, at the Annual Meeting of Stockholders to be held at The Marriott Meeting Place located at 1450 Dry Creek Drive, Longmont, CO 80503, on Wednesday, May 28, 2014, at 9:00 a.m. MT, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side